EXHIBIT 99.2

SEVEN WORLDWIDE HOLDINGS, INC.
(formerly known as KAGT Holdings, Inc.)
Balance Sheets as of December 31, 2004 and
2003, the related consolidated statements of operations and cash flows for the year ended
December 31, 2004 and the periods October 10,
2003 through December 31, 2003, and June 2,
2003 through October 9, 2003 and the consolidated statements of stockholders' equity for the year ended December 31, 2004 and the period June 2,
2003 through December 31, 2003.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Seven Worldwide Holdings, Inc.

         We have audited the accompanying consolidated balance sheets of Seven Worldwide Holdings, Inc. (formerly known as KAGT Holdings, Inc.) and subsidiaries (the "Company") as of December 31, 2004 and 2003, the related consolidated statements of operations and cash flows for the year ended December 31, 2004, the period June 2, 2003 through October 9, 2003 and the period October 10, 2003 through December 31, 2003, and the consolidated statements of stockholders' equity for the year ended December 31, 2004, and the period June 2, 2003 through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes consideration of internal controls and financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the year ended December 31, 2004 and the periods June 2, 2003 through October 9, 2003 and October 10, 2003 through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Note 22 to the consolidated financial statements, the Company was acquired by Schawk, Inc. on January 31, 2005.




/s/ Deloitte & Touche LLP

April 4, 2005
New York, New York

                         SEVEN WORLDWIDE HOLDINGS, INC.
                     (formerly known as KAGT Holdings, Inc.)
                           CONSOLIDATED BALANCE SHEETS
          (In thousands of dollars, except share and per-share amounts)

                                                                                               December 31
                                                                                         ------------------------
                                                                                           2004           2003
                                                                                         --------       ---------
ASSETS
Current assets:
  Cash and cash equivalents                                                              $  4,437       $  4,024
  Trade accounts receivable (net of allowances of  $4,930 and $4,587)                      85,693         80,450
  Due from affiliates                                                                          28            170
  Inventories                                                                              17,844         14,968
  Prepaid expenses                                                                          4,305          3,499
  Deferred income taxes                                                                     3,775          6,437
  Other current assets                                                                      1,241            590
  Assets of discontinued operations                                                                       17,228
                                                                                         --------       --------

          Total current assets                                                            117,323        127,366
Property, plant, and equipment - net                                                       45,650         57,300
Goodwill                                                                                   15,798          9,739
Other intangible assets - net                                                              42,907         46,860
Other assets                                                                                4,311          5,920
                                                                                         --------       --------

          Total assets                                                                   $225,989       $247,185
                                                                                         ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                       $ 19,842       $ 12,639
  Accrued expenses                                                                         43,195         50,053
  Current portion of long-term debt and capital lease obligations                          47,323         11,174
  Due to affiliates                                                                                          232
  Other current liabilities                                                                23,862         17,461
  Liabilities of discontinued operations                                                                   3,334
                                                                                         --------       --------

          Total current liabilities                                                       134,222         94,893
Long-term debt                                                                                 13         47,831
Capital lease obligations                                                                      25             32
Deferred income taxes                                                                      24,968         22,395
Other liabilities                                                                          19,000         22,992
                                                                                         --------       --------

          Total liabilities                                                               178,228        188,143
                                                                                         --------       --------

Commitments and contingencies

Stockholders' Equity
  Common stock ($0.01 par value, 80,000,000 shares authorized; 58,350,000
   shares issued and outstanding)                                                             584            584
  Additional paid-in capital                                                               57,879         57,766
  Accumulated other comprehensive loss                                                       (185)          (280)
  Retained earnings (accumulated deficit)                                                 (10,517)           972
                                                                                         --------       --------

          Total stockholders' equity                                                       47,761         59,042
                                                                                         --------       --------

            Total liabilities and stockholders' equity                                   $225,989       $247,185
                                                                                         ========       ========

                 See Notes to Consolidated Financial Statements

                         SEVEN WORLDWIDE HOLDINGS, INC.
                     (formerly known as KAGT Holdings, Inc.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (In thousands of dollars)


                                                           January 1, 2004          October 10, 2003          June 2, 2003
                                                               through                   through                 through
                                                          December 31, 2004         December 31, 2003        October 9, 2003
                                                         -------------------       -------------------      -----------------
Revenues, net                                                 $369,944                  $88,622                  $72,873
Cost of revenues                                               254,993                   57,236                   47,501
                                                              --------                  -------                  -------

Gross profit                                                   114,951                   31,386                   25,372

Selling, general, and administrative expenses                  108,665                   28,575                   22,837
Amortization of intangibles                                      4,953                    1,232                      806
Impairment charges                                                  33
Loss (gain) on disposal of property and equipment                  (36)                     133                     (116)
                                                              --------                  -------                  -------

Operating income                                                 1,336                    1,446                    1,845

Interest expense                                                (8,414)                  (2,210)                  (1,622)
Interest income                                                    131                       45                       63
Other income (expense)                                          (2,487)                     406                      130
                                                              --------                  -------                  -------

Income (loss) from continuing operations before
 provision for income taxes and minority interest               (9,434)                    (313)                     416
Provision (benefit) for income taxes                               638                     (126)                     159
                                                              --------                  -------                  -------

Income (loss) from continuing operations
 before minority interest                                      (10,072)                    (187)                     257
Minority interest                                                                                                   (255)
                                                              --------                  -------                  -------

Income (loss) from continuing operations                       (10,072)                    (187)                       2
  Income from discontinued operations (including
   loss on disposal of $641 in 2004)                             1,510                    1,170                      747
  Income tax provision on discontinued operations                2,927                      466                      294
                                                              --------                  -------                  -------
Income (loss) from discontinued operations                      (1,417)                     704                      453
                                                              --------                  -------                  -------

Net income (loss)                                              (11,489)                     517                      455
Other comprehensive income (loss)                                   95                     (112)                    (168)
                                                              --------                  -------                  -------

Comprehensive income (loss)                                   $(11,394)                 $   405                  $   287
                                                              ========                  =======                  =======

                 See Notes to Consolidated Financial Statements

                         SEVEN WORLDWIDE HOLDINGS, INC.
                     (formerly known as KAGT Holdings, Inc.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands of dollars)

                                                               January 1, 2004      October 10, 2003         June 2, 2003
                                                                   through               through                through
                                                              December 31, 2004     December 31, 2003       October 9, 2003
                                                              ------------------   -------------------     -----------------
Cash flows from operating activities:
Net income (loss)                                                $(11,489)              $    517             $    455
Adjustments to reconcile net income (loss) to net
 cash from operating activities:
  Loss (income) from discontinued operations                        1,417                   (704)                (453)
  Depreciation and amortization                                    17,406                  4,659                3,177
  Deferred income taxes                                               912                   (154)                 179
  Loss (gain) on disposal of property and equipment                   (36)                   133                 (116)
  Provision for bad debts                                           1,325                    350                  554
  Non cash impairment charges                                          33
  Deferred financing fees and other                                 1,783                    382                  284
Changes in operating assets and liabilities, net of
 effects of acquisition:
  Trade accounts receivable                                        (5,482)                   239               (5,141)
  Due from/to affiliates                                              (90)                    89                   35
  Inventories                                                      (2,704)                 5,242               (1,008)
  Other assets                                                     (2,425)                   755                1,058
  Accounts payable and accrued expenses                               674                 (1,060)               6,147
  Other liabilities                                                (5,454)                (6,191)                  38
  Net cash provided by operating activities of
   discontinued operations                                          3,455                  1,261                  664
                                                                 --------               --------             --------

Net cash provided by (used in) operating activities                  (675)                 5,518                5,873
                                                                 --------               --------             --------

Cash flows from investing activities:
  Property, plant, and equipment expenditures                      (9,983)                (2,072)              (1,163)
  Proceeds from sale of property and equipment                        132                     87                   23
  Proceeds from the sale of business - net                         13,504
  Net cash used in investing activities of discontinued
   operations                                                         (23)                   (94)
  Acquisition of Seven Worldwide, Inc., net of cash
   acquired                                                                               (1,238)             (46,794)
                                                                 --------               --------             --------

Net cash provided by (used) in investing activities                 3,630                 (3,317)             (47,934)
                                                                 --------               --------             --------
Cash flows from financing activities:
  Repayments of term loans                                        (20,533)                (1,100)                (366)
  Borrowings (repayments) under revolving credit line - net         9,989                (13,619)                 421
  Borrowings (repayments) of notes and capital lease
   obligations                                                     (1,137)                    16                  (27)
  Proceeds from the sale/leaseback of buildings - net               8,963
  Issuance of common stock                                                                 5,000               53,350
                                                                 --------               --------             --------

Net cash provided by (used in) financing activities                (2,718)                (9,703)              53,378
                                                                 --------               --------             --------

Net increase (decrease) in cash and cash equivalents                  237                 (7,502)              11,317
Effect of exchange rate changes on cash and cash
  equivalents                                                         176                    146                   63
Cash and cash equivalents at beginning of period                    4,024                 11,380                    -
                                                                 --------               --------             --------

Cash and cash equivalents at end of period                       $  4,437               $  4,024             $ 11,380
                                                                 ========               ========             ========

                 See Notes to Consolidated Financial Statements

                         SEVEN WORLDWIDE HOLDINGS, INC.
                     (formerly known as KAGT Holdings, Inc.)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            (In thousands of dollars)


                                                                              Accumulated         Retained
                                                           Additional            Other            Earnings
                                            Common          Paid-in-         Comprehensive      (accumulated
                                             Stock          Capital              Loss             deficit)            Total
                                           --------       ------------      ---------------    --------------       ----------
Balance at June 2, 2003                       $  -           $      -            $  -             $      -           $      -
Issuance of common stock                       584             57,766                                                  58,350
Unrealized loss from foreign currency
 translation adjustments                                                         (280)                                   (280)
Net income                                                                                             972                972
                                              ----           --------           -----             --------           --------

Balance at December 31, 2003                   584             57,766            (280)                 972             59,042

Unrealized gain from foreign currency
translation adjustments                                                            95                                      95
Compensation cost of vested stock
 options issued to non-employees                                  113                                                     113
Net loss                                                                                          (11,489)            (11,489)

                                              ----           --------           -----             --------           --------
Balance at December 31, 2004                  $584           $ 57,879           $(185)            $(10,517)          $ 47,761
                                              ====           ========           ======            ========           ========

                 See Notes to Consolidated Financial Statements

                         SEVEN WORLDWIDE HOLDINGS, INC.
                     (formerly known as KAGT Holdings, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (In thousands of dollars except share and per-share amounts)

1.       ORGANIZATION AND BASIS OF PRESENTATION

         Seven Worldwide Holdings, Inc. ("the Company"), an affiliate of funds managed by Kohlberg & Company, LLC ("Kohlberg"), was incorporated in Delaware on June 2, 2003. On August 4, 2003, the Company, through a wholly owned subsidiary, completed a tender offer through which it acquired approximately 66% of the outstanding common stock of Seven Worldwide, Inc. ("Seven"), formerly known as Applied Graphics Technologies, Inc. On October 10, 2003, the Company acquired the remaining outstanding common stock of Seven through a shareholder-approved merger, at which time the Company's wholly owned subsidiary was merged into Seven with Seven emerging as the surviving entity. The assets and liabilities of Seven were adjusted as of the date of each transaction to reflect the Company's portion of their fair values. Accordingly, the accompanying consolidated financial statements reflect the financial position, results of operations, and cash flows of the Company as of December 31, 2003, and for the periods June 2, 2003 through October 9, 2003, and October 10, 2003 through December 31, 2003. On January 31, 2005, the Company changed its name to Seven Worldwide Holdings, Inc. from KAGT Holdings, Inc.

         Seven provides digital media asset management services across all forms of media, including print, broadcast, and the Internet and is a leading application service provider for the on-line management of brands. Seven offers a variety of digital imaging and related services to major corporations, which include magazine and newspaper publishers, advertisers and their agencies, entertainment companies, catalogers, retailers, and consumer goods and packaging companies. From locations across the United States, the United Kingdom, and Australia, Seven supplies a complete range of services that are tailored to provide solutions for specific customer needs, with a focus on improving and standardizing the management and delivery of visual communications for clients on a local, national, and international basis. Additionally, Seven provides a wide range of advertising and marketing-related creative services for customers, primarily in retailing.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

         CASH AND CASH EQUIVALENTS: Cash and cash equivalents include all cash balances and highly liquid investments having original maturities at the date of purchase of three months or less.

         INVENTORIES: Raw materials are valued at the lower of cost (cost being determined on a weighted average basis) or market. Work-in-process, consisting of labor, materials, and overhead on partially completed projects, is recorded at the lower of cost or net realizable value. The Company periodically evaluates the realizibility of inventories and adjusts the carrying value as necessary.

         PROPERTY, PLANT, AND EQUIPMENT: Property, plant, and equipment is stated at cost, less accumulated depreciation. Depreciation is computed principally on the straight-line method over the following estimated useful lives:

                Machinery and equipment                3 to 10 years
                Buildings and improvements             10 to 30 years
                Furniture and fixtures                 3 to 5 years
                Licenses and software                  1 to 10 years

         Leasehold improvements and amounts recorded under capital leases are amortized on the straight-line method over the shorter of the term of the respective lease or their estimated useful lives, which generally range from 3 to 10 years.

         Improvements to property, plant and equipment are capitalized while maintenance and repairs are expensed as incurred.

         LONG-LIVED ASSETS: The recoverability of long-lived assets, including amortizable intangibles, is evaluated by comparing their carrying value to the expected future undiscounted cash flows to be generated from such assets when events or circumstances indicate that an impairment may have occurred. Management also reevaluates the periods of amortization of long lived assets to determine whether events and circumstances warrant revised useful lives. If an impairment has occurred, the carrying value of the long-lived asset is adjusted to an amount equal to the discounted cash flows associated with the asset.

         GOODWILL AND OTHER INTANGIBLES: Acquired goodwill and intangible assets with indefinite useful lives are not amortized, but instead are subject to an annual impairment test in the fourth quarter (and in interim periods if certain events occur indicating that the carrying value of goodwill and/or indefinite lived intangibles may be impaired). If the carrying amount of the goodwill exceeds its fair value, the Company will recognize an impairment loss in an amount equal to that excess. Intangible assets with finite useful lives are amortized over their useful lives.

         REVENUE RECOGNITION: Revenues for all services except digital archiving services are recognized at the time projects are shipped or transmitted to the customer, when persuasive evidence of an arrangement exists, when the price is fixed and determinable and when collectibility is reasonably assured. Revenues for digital archiving services are recognized on a per-image basis as items are prepared and scanned.

         INCOME TAXES: Income taxes are accounted for using the asset and liability approach. Deferred taxes reflect the tax consequences in future years of differences between financial reporting and tax bases of assets and liabilities recorded in the Company's financial statements. A valuation allowance is required to offset any net deferred tax assets if, based on available evidence, it is more likely than not that some or all of the deferred tax asset will not be realized. Foreign subsidiaries are taxed according to regulations existing in the countries in which they do business. Provision has not been made for United States income taxes on distributions that may be received from foreign subsidiaries, which are considered to be permanently invested overseas.

         FOREIGN CURRENCY TRANSLATION: Assets and liabilities of foreign operations are translated from the functional currency into United States dollars using the exchange rate at the balance sheet date. Revenues and expenses of foreign operations are translated from the functional currency into United States dollars using the average exchange rate for the period. Adjustments resulting from the translation into United States dollars are included as a component of "Other comprehensive income (loss)".

         ESTIMATES: The preparation of these financials statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates used in the preparation of the Company's consolidated financial statements include the allowance for doubtful accounts, the carrying value of goodwill and intangible assets, the useful lives of property, plant and equipment, certain accruals, the fair value of equity securities underlying stock based compensation and the valuation allowance on income taxes. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS: The Company determines the estimated fair values of financial instruments by using available market information and appropriate valuation methodologies.

         EMPLOYEE STOCK OPTIONS: The Company accounts for stock-based employee compensation based on the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees." The Company applies the additional disclosure requirement relating to stock-based employee compensation, including the pro forma effects had the Company accounted for stock-based employee compensation based on the fair value of stock options granted, in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure". The pro forma effects of employee stock based compensation are as follows:

                                                                                        January 1, 2004,
                                                                                           through
                                                                                       December 31, 2004
                                                                                       -----------------
Net loss as reported                                                                      $(11,489)
Stock-based employee compensation expense, net of tax, included in net income
 (loss) as reported                                                                              -
Stock-based employee compensation expense, net of tax, under fair value method                (336)
                                                                                          --------

Pro forma net loss                                                                        $(11,825)
                                                                                          ========

The Company did not issue any stock-based compensation to employees during the periods ending October 9, 2003 and December 31, 2003. The pro forma calculation includes 1,257,955 options, which were vested at December 31, 2004. No performance-based shares were included as it is not probable that the performance goals will be attained (see Note 15).

         RECENTLY ISSUED ACCOUNTING STANDARDS: On November 24, 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4". This standard clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and waste material (spoilage). Such abnormal expenses must be recognized in the period in which they are incurred. In addition, SFAS No. 151 requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. Unallocated overhead must be recognized as an expense in the period in which it is incurred. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 151 to have a material impact on its financial condition or results of operations.

         In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment". This standard is a revision of SFAS No. 123; "Accounting for Stock-Based Compensation", and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and its related implementation guidance. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and is effective January 1, 2006. The Company does not expect the adoption of SFAS No. 123R to have a material impact on its financial condition or results of operations. The Company's Equity Incentive Plan was terminated on January 31, 2005 concurrent with the acquisition of the Company by Schawk, Inc. (the "Schawk Acquisition") (see Note
22).

         In December 2004, the FASB issued SFAS No. 153 "Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29 (SFAS 153)". SFAS No. 153 amends prior guidance to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005 and shall be applied prospectively. SFAS No. 153 is not expected to have a material impact on the Company's consolidated financial statements subsequent to the date of adoption.

3.       DISCONTINUED OPERATIONS

         On June 10, 2004, the Company sold its broadcast media distribution services business. Proceeds from the sale were approximately $14,145, of which $7,900 was used to repay term loans outstanding under the Company's credit facility. The Company incurred fees of approximately $641 related to the disposition of this business, of which $500 was paid to Kohlberg.

         The accompanying consolidated financial statements reflect the net assets and results of operations of the broadcast media distribution services business as a discontinued operation. The results of operations of the broadcast media distribution services business for the year ended December 31, 2004, for the period October 10, 2003 through

December 31, 2003, and for the period June 2, 2003 through October 9, 2003, are presented as discontinued operations in the accompanying consolidated statements of operations as follows:

                                                 January 1,          October 10,           June 2,
                                                    2004                 2003                2003
                                                  through              through             through
                                                December 31,         December 31,         October 9,
                                                    2004                 2003                2003
                                                ------------         ------------         ----------
Revenues                                           $9,554               $5,176              $4,204
                                                   ======               ======              ======

Income from operations before income taxes         $2,151               $1,170              $  747
                                                   ======               ======              ======

The carrying amounts of the major classes of assets and liabilities included in the assets and liabilities of discontinued operations in the consolidated balance sheet at December 31, 2003 were as follows:

       Current assets                                       $ 6,438
       Other non-current assets                               1,790
       Goodwill and other intangible assets                   9,000
                                                            -------

        Assets of discontinued operations                   $17,228
                                                            =======

       Current liabilities                                  $ 1,605
       Deferred income taxes                                  1,729
                                                            -------

        Liabilities of discontinued operations              $ 3,334
                                                            =======

Approximately $5,200 of goodwill resulting from the acquisition of Seven (see
Note 4) was allocated to the broadcast media distribution services business.

4.       TENDER OFFER AND RECAPITALIZATION

         On August 4, 2003, the Company (through a wholly owned subsidiary) acquired 6,081,145 shares or 66% of the outstanding common stock of Seven for $0.85 per share through a tender offer. In connection with the closing of the tender offer, Seven completed a restructuring and extinguishment of its then existing credit facility. The tender offer and the extinguishment of the then existing credit facility were part of an overall recapitalization in which Seven also redeemed all of its outstanding subordinated notes and all of the outstanding preference shares of a subsidiary of Seven. The recapitalization was funded by an initial $44,000 capital contribution from Kohlberg and approximately $72,500 of debt under a new credit facility entered into by Seven with a new lender group. In 2003, the Company also received additional capital contributions from Kohlberg and other investors of $9,350.

         On October 10, 2003, the Company acquired the remaining outstanding shares of common stock of Seven through a shareholder-approved merger at which time the Company's wholly owned subsidiary was merged into Seven with Seven emerging as the surviving entity. The total consideration paid by the Company for all of Seven's outstanding shares of common stock was approximately $7,600, of which $6,400 was paid for shares validly tendered. The remaining $1,200 was due to shareholders who did not tender their shares in the tender offer and who asserted appraisal rights in connection with the merger. This matter was settled in February 2005 (see Note 17). The Company incurred fees related to the acquisition of approximately $3,200.

         The acquisition of Seven was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities were recorded at their estimated fair values by the Company on the dates of the transactions. The final fair values recorded by the Company for the acquisition reflect the combined results of recording the Company's portion of the fair value acquired on the respective transaction dates and the Company's estimated costs for exiting certain activities and terminating certain employees that were contemplated at the acquisition date, as follows:

Current assets                                                   $142,111
Property, plant, and equipment                                     59,480
Goodwill                                                           15,798
Other intangible assets                                            49,224
Other non-current assets                                            1,634
                                                                 --------
    Total assets acquired                                         268,247
                                                                 --------

Current liabilities                                               170,737
Long-term debt                                                     48,899
Other non-current liabilities                                      41,011
                                                                 --------
    Total liabilities acquired                                    260,647
                                                                 --------

Fair value of net assets acquired                                $  7,600
                                                                 ========

         The other intangible assets recorded by the Company consisted entirely of long-term customer contracts and related relationships, and are being amortized over a useful life of ten years. Neither the goodwill nor the other intangible assets recorded by the Company are deductible for income tax purposes.

         During 2004, management of the Company completed its assessment of which activities of Seven to exit and implemented and completed its plan to exit such activities. The Company exited its commercial printing business and its prepress publication business located in New Jersey. The Company also closed several production facilities in the United States and the United Kingdom and terminated 90 employees.

         The components of the costs associated with the exit plan were as follows:

         Employee termination costs                    $3,478
         Facility closure costs                         2,529
         Impairment of leasehold improvements             472
                                                       ------
                                                       $6,479
                                                       ======

         The remaining liability for future payments and the amounts charged against the exit activity liability during the year ended December 31, 2004, were as follows:

                                          Employee                Facility
                                      termination costs        closure costs
                                      -----------------        -------------
Balance at June 2, 2003                    $     -                 $    -
Additions to liability                       1,709                    276
Payments                                      (275)
                                           -------                 ------
Balance at December 31, 2003                 1,434                    276
                                           -------                 ------

Additions to liability                       1,612                  2,339
Payments                                    (1,773)                  (626)
Adjustments                                    157                    (86)
                                           -------                 ------
Balance at December 31, 2004               $ 1,430                 $1,903
                                           =======                 ======

         Approximately $2,218 of the total exit liability is included as a component of other current liabilities and $1,115 is included as a component of other liabilities in the accompanying consolidated balance sheet at December 31, 2004.

         All costs associated with these actions taken by the Company were included in the fair value of liabilities as part of the cost of the acquisition of Seven.

5.       OTHER INCOME (EXPENSE)

         Other income (expense) is comprised of the following:

                                                                    January 1,         October 10,         June 2,
                                                                       2004               2003              2003
                                                                      through            through           through
                                                                   December 31,       December 31,       October 9,
                                                                       2004               2003              2003
                                                                   ------------       ------------       ----------

Foreign currency transaction gains                                   $   321              $415              $161
Adjustments to pre-acquisition liabilities                             2,668
Litigation settlements, including legal fees (see Note 17)            (5,296)
Other                                                                   (180)               (9)              (31)
                                                                     -------              ----              ----

Other income (expense)                                               $(2,487)             $406              $130
                                                                     =======              ====              ====

Adjustments to pre-acquisition liabilities are primarily attributable to changes in estimates relating to the Company's ability to sublet certain vacant properties.


6.       INVENTORIES

         The components of inventories at December 31 were as follows:

                                        2004                2003
                                     ---------            ---------
Work-in-process                       $16,557              $13,805
Raw materials                           1,287                1,163
                                      -------              -------

Total                                 $17,844              $14,968
                                      =======              =======

7.       PROPERTY, PLANT, AND EQUIPMENT

         Property, plant, and equipment at December 31 consisted of the following:

                                                         2004         2003
                                                       ---------    ---------
Land                                                    $ 8,219      $12,522
Machinery and equipment                                  16,438       13,175
Buildings and improvements                               17,294       20,866
Furniture and fixtures                                    3,114        2,465
Licenses and software                                    14,605        9,961
Construction in progress                                  1,590        1,827
                                                        -------      -------

Total                                                    61,260       60,816
Less accumulated depreciation and amortization          (15,610)      (3,516)
                                                        -------      -------

Net                                                     $45,650      $57,300
                                                        =======      =======

         Accumulated depreciation and amortization includes amortization of assets acquired under capital leases. Assets acquired under capital leases are not significant at December 31, 2004 and 2003.

         The Company sold and leased back two production facilities during the year ended December 31, 2004. Net proceeds from the sale of these facilities totaled approximately $8,963, of which approximately $8,393 was used to repay a term loan under the Company's credit facility. No gain or loss was recognized on the sale of either facility in the statement of operations in 2004, as the proceeds from the sale of each facility approximated their final respective fair values recorded upon the acquisition of Seven.

8.       GOODWILL AND OTHER INTANGIBLE ASSETS

         Goodwill at December 31, 2004 and 2003, consisted entirely of the goodwill associated with the acquisition of Seven (see Note 4).

         The changes in the carrying amount of goodwill during the year ended December 31, 2004 were as follows:

Balance at January 1, 2004                                     $ 9,739
Costs associated with exit activities (see Note 4)               4,494
Settlement of pre-acquisition contingency                        2,783
Adjustment to fair value of buildings                             (741)
Adjustment to income tax valuation allowance                      (477)
                                                               -------
Balance at December 31, 2004                                   $15,798
                                                               =======

         The pre-acquisition contingency relates to a dispute over payments that Seven owed on certain leased equipment. A judgment was rendered against Seven in 2004 that required Seven to pay all remaining amounts due under the lease, plus interest and the lessor's legal fees.

         The Company's intangible assets subject to amortization consist entirely of long-term customer contracts and related relationships. As of the dates of the acquisitions of the common shares of Seven, the Company recorded the fair value of all material customer contracts and related relationships. During 2004, the Company paid $1,000 to a customer as consideration to enter into a long-term contract. Customer contracts and related relationships are amortized on a straight-line basis over a useful life of ten years, or the life of the underlying contract, whichever is less. The gross carrying amount and accumulated amortization of intangible assets subject to amortization at December 31 were as follows:

                                                       2004        2003
                                                     --------    --------
Customer contracts and related relationships         $49,897      $48,897
Accumulated amortization                              (6,990)      (2,037)
                                                     -------      -------

Other intangible assets, net                         $42,907      $46,860
                                                     =======      =======

         Amortization expense associated with intangible assets subject to amortization was $4,953 for the year ended December 31, 2004, $1,232 for the period October 10, 2003 through December 31, 2003, and $806 for the period June 2, 2003 through October 9, 2003. Estimated amortization expense is $5,077 per year for each of the next five years.

9.       ACCRUED EXPENSES

         Accrued expenses at December 31 consisted of the following:

                                              2004            2003
                                            -------          -------
Salaries and benefits                       $15,350          $16,763
Accrued commissions                           3,873            3,731
Accrued customer rebates                      2,298            2,737
Accrued interest                                430              497
Accrued trade payables                        9,084            8,384
Taxes payable                                 7,127           10,731
Other operating accruals                      5,033            7,210
                                            -------          -------

Total                                       $43,195          $50,053
                                            =======          =======

10.      LONG-TERM DEBT

         Long-term debt at December 31 consisted of the following:

                                              2004            2003
                                            -------          -------
Variable rate term loans                      $              $43,133
Variable rate line of credit                                   4,666
Other                                          13                 32
                                              ---            -------

Total                                         $13            $47,831
                                              ===            =======

         On August 4, 2003, in connection with the tender offer and the recapitalization (see Note 4), Seven settled all amounts outstanding under its then existing credit facility, which totaled $176,097, and entered into a Loan and Security Agreement with new lenders (as amended, the "Loan Agreement"). The Loan Agreement provided for two term loans totaling $22,000 and $27,000 ("Term Loan A" and "Term Loan B," respectively) and a revolving credit line with a maximum availability of $58,000, of which a maximum of $10,000 is available to be borrowed by Seven Worldwide Limited, a wholly-owned subsidiary of the Company located in the United Kingdom. The amounts available under the revolving credit lines in the United States and the United Kingdom are each subject to a borrowing limitation based on receivables. Borrowings in the United States under the Loan Agreement are secured by all of the domestic receivables, inventory, and real and personal property of the Company and certain of its subsidiaries, and borrowings in the United Kingdom are secured by the receivables, inventory, and real and personal property in the United Kingdom and in the United States. Fees of approximately $5,100 were incurred in 2003 in connection with the Loan Agreement, which were deferred and are being amortized as a component of interest expense over the remaining term of the Loan Agreement using the effective interest method. Amortization of deferred financing fees was $1,670, $382, and $284 for the year ended December 31, 2004, the period October 10, 2003 through December 31, 2003 and the period June 2, 2003 through October 9, 2003, respectively.

         The interest rates on funds borrowed under the revolving credit lines of the Loan Agreement vary from either LIBOR or the prime rate in effect at the time of the borrowing, plus a factor. The interest rates on Term Loan A and Term Loan B are the prime rate plus 2.00% and 8.25%, respectively. The Company paid approximately $208, $47, and $30 in unused commitment fees relating to the revolving credit line during the year ended December 31, 2004, the period October 10, 2003 through December 31, 2003 and the period June 2, 2003 through October 9, 2003, respectively.

         Initial borrowings on August 4, 2003, under the Loan Agreement totaled $72,469, all of which was borrowed in the United States. In September 2003, Seven Worldwide Limited borrowed $4,666 under the revolving credit line of the Loan Agreement. In May 2004, the Company repaid approximately $7,900 of Term Loan A with proceeds from the sale of its broadcast media distribution services business (see Note 3). The Company also repaid approximately $8,393 of Term Loan A with proceeds from the sale of two production facilities during 2004 (see Note
7). The borrowings of Seven Worldwide Limited were made in United States dollars, and therefore exposed the Company to transaction gains and losses based on fluctuations in the exchange rate. For the year ended December 31, 2004, the period October 10, 2003 through December 31, 2003, and for the period June 2, 2003 through October 9, 2003, the Company recognized exchange gains of $333, $457 and $161, respectively. These exchange gains are included as a component of other income (expense) for the respective periods in the consolidated statements of operations.

         Under the terms of the Loan Agreement, the Company must comply with certain quarterly covenants related to minimum EBITDA (as defined in the Loan Agreement), fixed charge ratios, and leverage ratios, and with an annual covenant related to capital spending. The Company was not in compliance with the EBITDA and fixed charge ratio covenants at December 31, 2004, which constituted an event of default under the terms of the Loan Agreement. As such, $27,000 outstanding under Term Loan B and $4,666 outstanding under the revolving line of credit in the United Kingdom have been classified as a current portion of long-term debt in the consolidated balance sheet at December 31, 2004. On January 31, 2005, all amounts outstanding under the Loan Agreement were repaid in connection with the Schawk Acquisition (see Note 22).

         At December 31, 2004, $47,310 was outstanding under the Loan Agreement, of which $15,644 was outstanding under the revolving credit line in the United States, $4,666 was outstanding under the revolving credit line in the

United Kingdom, and $27,000 was outstanding under Term Loan B. Term Loan A was paid in full during 2004. The Company also had approximately $1,114 in open letters of credit outstanding at December 31, 2004. The amount outstanding under the revolving credit line in the United States is classified as a current portion of long-term debt in the consolidated balance sheets at December 31, 2004 and 2003, due to the Loan Agreement containing a subjective acceleration clause and the lenders' ability to access and control cash receipts. No such control over cash receipts exists in the United Kingdom, and therefore the amount outstanding under the revolving line of credit in the United Kingdom is classified as long-term debt in the consolidated balance sheet at December 31, 2003. The amount outstanding under the revolving line of credit in the United Kingdom matures in August, 2008 and the amount outstanding under Term Loan B matures in August, 2007. The average annual variable rate on borrowings under the Loan Agreement for the year ended December 31, 2004, the period October 10, 2003, through December 31, 2003, and for the period June 2, 2003 through October 9, 2003, was 10.2%, 8.7% and 8.7%, respectively. The Company is prohibited from paying dividends under the terms of the Loan Agreement.

         The principal payments on debt are due as follows:

                2005                              $47,315
                2006                                    5
                2007                                    5
                2008                                    3
                                                  -------

                Total                              47,328
                Less current portion               47,315
                                                  -------

                Total long-term debt              $    13
                                                  =======

11.      LEASES

         The Company leases certain buildings, property and equipment used in its operations under agreements that are classified as both capital and operating leases. Such agreements generally include provisions for inflation-based rate adjustments and, in the case of leases for buildings and office space, payments of certain operating expenses and property taxes.

         Future minimum rental payments required under capital leases and operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:

                                                        Capital     Operating
                                                        Leases        Leases
                                                        -------     ---------
         2005                                            $ 10        $13,106
         2006                                              26         11,269
         2007                                                          8,088
         2008                                                          6,726
         2009                                                          5,985
         Later years                                                  19,850
                                                         ----        -------

         Total minimum lease payments                      36        $65,024
                                                                     =======
         Less imputed interest                            (3)
                                                         ----

         Present value of minimum lease payments           33
         Less current portion                              (8)
                                                         ----

         Long-term obligation under capital leases       $ 25
                                                         ====

         Total rental expense under operating leases, which includes amounts paid to related parties (see Note 13), amounted to $14,672 for the year ended December 31, 2004, $3,692 for the period October 10, 2003 through December 31, 2003, and $2,507 for the period June 2, 2003 through October 9, 2003.

12.      INCOME TAXES

         The components of the provision (benefit) for income taxes were as follows:


                                                January 1, 2004         October 10, 2003,          June 2, 2003
                                                    through                    through                through
                                                December 31, 2004        December 31, 2003       October 9, 2003
                                                -----------------        -----------------       ---------------
CURRENT:
  Federal                                          $ (418)                   $  62                      $(25)
  State                                               481                      298                         5
  Foreign                                            (337)                    (332)                        1
                                                   ------                    -----                      ----
Total current                                        (274)                      28                       (19)
                                                   ------                    -----                      ----

DEFERRED:
  Federal                                            (148)                    (379)                      142
  State                                             1,008                      225                        36
  Foreign                                              52
                                                   ------                    -----                      ----
Total deferred                                        912                     (154)                      178
                                                   ------                    -----                      ----
                                                   ------                    -----                      ----
Total provision (benefit) for income taxes         $  638                    $(126)                     $159
                                                   ======                    =====                      ====

         The difference between the Company's effective income tax rate and the statutory rate in 2004 was due primarily to a valuation allowance established against net operating loss carry forwards and the tax effect of a litigation settlement recorded in 2004 (see Note 17), which is not deductible for income tax purposes.

         The components of the net deferred tax liability at December 31 were as follows:


                                                             2004               2003
                                                           --------           --------
Deferred tax assets:
Accounts receivable                                        $  1,106           $    909
Accrued expenses                                              4,344              6,522
Other liabilities                                             6,400              9,432
Capital loss carry forward and other credits                 10,743             10,936
Net operating loss carry forward                              7,501              2,002
                                                           --------           --------
  Total deferred tax assets                                  30,094             29,801
                                                           --------           --------

Deferred tax liabilities:
Prepaid expenses                                               (552)              (506)
Property, plant, and equipment                               (7,464)            (6,853)
Goodwill and other intangibles                              (18,505)           (20,722)
                                                           --------           --------

  Total deferred tax liabilities                            (26,521)           (28,081)
                                                           --------           --------

Net deferred tax asset before valuation allowance             3,573              1,720
Valuation allowance on deferred tax assets                  (24,766)           (17,678)
                                                           --------           --------

  Net deferred tax liability                               $(21,193)          $(15,958)
                                                           ========           ========

The Company has a net operating loss carry forward of $21,433 at December 31, 2004, of which $6,020 expires in 2022, $1,828 expires in 2023 and $13,585 expires in 2024. The Company also has a capital loss carry forward of $32,420 and other credits of $1,017 in foreign jurisdictions at December 31, 2004 which may be carried forward indefinitely. As a result of the change in control associated with the Company's acquisition of Seven and the potential limitations placed on future deductions resulting there from, the Company does not believe that it is more likely than not that the benefit associated with the net operating loss and other deferred tax assets will be entirely realized in future periods. In addition, based on its projections, the Company does not believe that it is more likely than not that the benefit associated with the deferred tax assets in foreign jurisdictions will be entirely realized in future periods. Accordingly, the Company established a valuation allowance for these items in the amount of $22,300 and $17,608 at December 31, 2004 and 2003, respectively. Such amounts were included as a component of the cost associated with the acquisition of Seven. During the year ended December 31, 2004 and the period October 10, 2003 through December 31, 2003, the Company established an additional valuation allowance of $2,396 and $70, respectively that was included as part of the provision for income taxes in each period.

13.      RELATED PARTY TRANSACTIONS

         At December 31, 2004, Fred Drasner was the Chairman of the Board of Directors of Seven. Through September 30, 2004, Mr. Drasner was also President and Chief Executive Officer of Applied Printing Technologies, L.P. ("Applied Printing"). The Company conducted business with Applied Printing and other companies of which Mr. Drasner was an executive officer, including Daily News, L.P. (the "Daily News") and U.S. News & World Report, L.P. ("U.S. News"). In addition, the Company conducted business with Nancy's Specialty Foods, Inc., one of Kohlberg's portfolio companies. The Company did not guarantee any arrangements on behalf of its affiliates and has not entered into any transactions with affiliates outside of the normal course of business other than those disclosed.

         DUE TO/FROM AFFILIATES - Affiliates owed the Company $28 and $170 at December 31, 2004 and 2003, representing trade receivables. The Company owed affiliates $232 at December 31, 2003, representing trade payables.

         AFFILIATE SALES AND PURCHASES - The Company provides services to the Daily News pursuant to a written agreement that expires in December 2005. The Company also occasionally provides services to and purchases services from related parties in addition to those services covered by this agreement. Sales to and purchases from related parties were as follows:

                         January 1, 2004     October 10, 2003       June 2, 2003
                             through              through             through
                        December 31, 2004    December 31, 2003    October 9, 2003
                        -----------------    -----------------    ---------------
Affiliate sales             $1,708               $555                  $306
Affiliate purchases         $  987               $ 27                  $ 50

         Sales to affiliates represented 0.5%, 0.6% and 0.4% of the Company's revenues for the year ended December 31, 2004, the period October 10, 2003 through December 31, 2003, and the period June 2, 2003 through October 9, 2003, respectively.

         SHARED SERVICES - The Company received certain legal, computer, and administrative services from the Daily News and U.S. News pursuant to an agreement that was terminated in May 2004. The charges incurred for such services totaled $403, $284 and $213 for the year ended December 31, 2004, the period October 10, 2003 through December 31, 2003, and the period June 2, 2003 through October 9, 2003, respectively.

         LEASES - The Company incurred charges with U.S. News of $313, $107 and $70 for the year ended December 31, 2004, the period October 10, 2003 through December 31, 2003, and for the period June 2, 2003 through October 9, 2003, respectively, for space leased from U.S. News at its corporate headquarters in New York City. The Company leased a production facility in New York City from the Daily News for the period October 10, 2003 through December 31, 2003, and the period June 2, 2003 through October 9, 2003, for which charges of $19 were incurred in each period. This lease expired in December 2003 and was not renewed.

         MANAGEMENT FEE - The Company paid management fees to Kohlberg of $515, $122, and $94 for the year ended December 31, 2004, the period October 10, 2003 through December 31, 2003, and for the period June 2, 2003 through October 9, 2003, respectively, which are included as a component of selling, general and administrative expenses in the consolidated statements of operations. The Company also paid $500 to Kohlberg related to the disposition of its broadcast media distribution services business (see Note 3).

14.      RETIREMENT PLANS

         The Company has a defined contribution plan in which eligible employees who have attained 21 years of age may contribute on both a pretax and after-tax basis. Company contributions vest ratably over each of the first five years of service. Company contributions to the plan were $2,412, $ 572 and $ 367 for the year ended December 31, 2004, the period October 10, 2003 through December 31, 2003, and the period June 2, 2003 through October 9, 2003, respectively.

         The Company also contributed to various multi-employer benefit plans that cover employees pursuant to collective bargaining agreements. The total contributions to multi-employer plans charged to operations for the year ended December 31, 2004, the period October 10, 2003 through December 31, 2003, and the period June 2, 2003 through October 9, 2003, were $501, $139 and $76, respectively.


15.      STOCK OPTIONS

         On March 31, 2004, the Board of Directors of the Company adopted the 2004 Equity Incentive Plan. The plan provides for the grants of options to purchase common stock of the Company to persons who, in the opinion of the Board of Directors, are in a position to make a significant contribution to the success of the Company. Options awarded under the plan may vest based upon the passage of time or may vest based upon the attainment of performance goals determined by the Board of Directors. A maximum of 15,000,000 shares may be issued under the plan, of which 4,500,000 shares are allocated to options which time-vest and 10,500,000 shares are allocated to options which vest based upon the attainment of certain EBITDA levels over a three year period and the attainment of a specified revenue target in 2006. In 2004, a total of 3,773,866 time-vested options were granted and a total of 9,149,033 performance-based options were granted, all with an exercise price of $1.00 per share. In addition 450,000 stock options were granted to non-employees at an exercise price of $1.00 per share. Options granted under the plan generally vest over three years and are exercisable for ten years from the date of grant. The options granted to non-employees were fully vested and exercisable on their respective grant dates.

         Information relating to activity under the 2004 Equity Incentive Plan is summarized in the following table.

                                                                  Weighted              Weighted
                                                Number of          Average            Average Grant
                                                 Shares         Exercise Price       Date Fair Value
                                                ---------       --------------       ---------------
Options outstanding at January 1, 2004                   -
Options granted                                 13,372,899          $1.00                 $0.25
                                                ----------
Options outstanding at December 31, 2004        13,372,899
                                                ==========

Options exercisable at December 31, 2004         1,707,955
                                                ==========

         The Company accounted for the issuance of stock options to employees and non-employee directors using the intrinsic value method in accordance with the provisions of APB No. 25. The intrinsic value of an option is equal to the difference between the market price of the common stock on the measurement date and the exercise price of the option. There was no compensation cost recognized by the Company for the year ended December 31, 2004 on the time-vested options granted to employees and non-employee directors as the exercise price equaled or exceeded the fair value of the underlying common stock of the Company at the grant date. The fair value of the common stock was determined by the Board of Directors of the Company. The performance-based options are subject to variable accounting. No compensation expense was recognized in 2004, as it was not considered probable that the performance objectives would be attained.

         The Company accounted for the issuance of stock options to non-employees, other than directors, in accordance with the provisions of SFAS No. 123, which requires the cost of a transaction to be measured at the date of grant based on the fair value of the options granted. SFAS No. 123 also provides for an alternative measurement of compensation cost based on the fair value of the options granted to employees and non-employee directors. The fair value of an option is based on the intrinsic value as well as the time value of the option. The fair value of stock options granted was estimated on the grant dates using the Black-Scholes option-pricing model. For the year ended December 31, 2004, the Company incurred $113 of compensation expense related to non-employee option grants.

         The following weighted average assumptions were used in calculating the fair value of options granted by the Company during 2004:

         Risk-free interest rate                    4.18%
         Expected life                            7.0 years
         Expected volatility                           0
         Expected dividend yield                       0%

     As a result of the Schawk Acquisition (see Note 22), 8,277,444 of the time-vested and performance-based stock options outstanding on January 31, 2005 became vested and immediately exercisable.

16.      CONCENTRATION OF CREDIT RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and trade receivables. The Company maintains its cash balances and cash equivalents with high credit quality financial institutions.

         The Company provides credit to customers on an uncollateralized basis after evaluating customer creditworthiness. These customers are not concentrated in any specific geographic region, but are concentrated in the publishing, advertising agency, entertainment, and retailing businesses. The Company's five largest nonaffiliated customers provided approximately 29% of its revenues for the year ended December 31, 2004. In addition, amounts due from these customers represented approximately 29% of trade accounts receivable at December 31, 2004. Sales to one customer accounted for approximately 12% of consolidated revenues for the year ended December 31, 2004 and 12% of trade accounts receivable at December 31, 2004.

         Any termination or significant disruption of the relationships with principal customers could have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

17.      COMMITMENTS AND CONTINGENT LIABILITIES

         In October 2003, certain former shareholders of Seven ("the dissenting shareholders") filed a petition asserting appraisal rights in connection with the merger of Seven and a wholly owned subsidiary of the Company, claiming that the merger consideration was inadequate and unfair. In February 2005, the Company settled this matter and paid the dissenting shareholders $3.30 per share or a total of $5,668 in exchange for the dismissal of the appraisal action and the full release of all claims. The Company has recorded approximately $1,460 as a component of the cost associated with the acquisition of Seven, which represented the merger consideration of $0.85 per share multiplied by the number of dissenting shares. The amount is included as a component of "Other current liabilities" in the consolidated balance sheet at December 31, 2004. The difference between the amount included as a component of the cost associated with the acquisition and the settlement amount, or $4,208, was recorded as a charge to operations in December 2004 and is included as a component of "Other income (expense)" in the consolidated statement of operations and as a component of "Other current liabilities" on the consolidated balance sheet at December 31, 2004. The Company also incurred legal fees of approximately $1,040 related to this matter that were also recorded as a charge to operations during 2004 and included as a component of "Other income (expense)".

         The Company is also contingently liable as a result of transactions arising in the ordinary course of business and is involved in certain legal proceedings in which damages and other remedies are sought. In the opinion of the

Company's management, after review with counsel, the ultimate resolution of these other matters will not have a material effect on the Company's consolidated financial statements.

18.      GUARANTEES

         In connection with the sale of certain assets and businesses previously owned by the Company, the Company agreed to indemnify the purchasers of such assets and businesses for breaches of certain standard representations and warranties, including tax and environmental matters, for specified periods of time. In the event any such indemnification obligation was to be triggered, the Company may be liable to the extent that the damages incurred by the purchaser exceed certain thresholds contained in the sale agreements. There is no limit on the Company's maximum exposure for these matters. There have been no claims for indemnification made to date.

         The Company subleases certain leased properties and equipment no longer used by the Company. Under certain of these subleases, the sublessee remits payment directly to the landlord or lessor, although the Company remains the primary obligor for the lease payments. If any of these third parties ceased to remit payment directly to the landlord or lessor, the Company would be liable to make such payments. At December 31, 2004, the maximum potential amount for which the Company can be held liable is approximately $3,200. The Company has recorded a liability of approximately $1,000 related to these subleases, which represents the difference between the amounts guaranteed by the Company and the estimated sublease income and is included as part of "Other current liabilities" in the consolidated balance sheet at December 31, 2004.

19.      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Payments of interest and income taxes were as follows:

                                            January 1, 2004       October 10, 2003      June 2, 2003
                                                through              through              through
                                           December 31, 2004     December 31, 2003     October 9, 2003
                                           -----------------     -----------------     ---------------
Interest paid                                    $5,677              $1,603                $998
Income taxes paid - net of refunds               $2,237              $  419                $800

         For the year ended December 31, 2004, the Company incurred non-cash compensation expense of $113 related to vested stock options issued to non-employees.

20.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could have realized in a current market exchange.

         The carrying amount and estimated fair values of financial instruments at December 31, are summarized as follows:

                                                      2004                            2003
                                          -----------------------------    ------------------------
                                            Carrying        Estimated       Carrying      Estimated
                                             Amount        Fair Value        Amount      Fair Value
                                          -------------    ------------    -----------   ----------
ASSETS:
Cash and cash equivalents                   $ 4,437          $ 4,437         $ 4,024      $ 4,024
Non-trade accounts receivable               $ 1,242          $ 1,242         $   590      $   590

LIABILITIES:
Debt                                        $47,328          $47,326         $58,814      $58,758
Obligations under capital leases            $    33          $    29         $   223      $   208

         The following methods and assumptions were used to estimate the fair value of financial instruments presented above:

         CASH AND CASH EQUIVALENTS - the carrying amount is a reasonable approximation of fair value.

         NON-TRADE ACCOUNTS RECEIVABLE - the carrying amount of non-trade accounts receivable, which is included in other currents assets in the consolidated balance sheets at December 31, 2004 and 2003, is a reasonable approximation of fair value as these amounts are expected to mature in the short term.

         DEBT - the fair value of notes payable, including the current portion, is estimated by discounting the future streams of payments using the rate at which the Company is able to obtain funds under its credit facility. The carrying amount of the amount outstanding under the Company's credit facility is a reasonable approximation of fair value since it is a variable-rate obligation.

         OBLIGATIONS UNDER CAPITAL LEASES - the fair value of obligations under capital leases, including the current portion, was estimated by discounting the future streams of payments using the rate at which the Company is able to obtain funds under its credit facility.

21.      COMPREHENSIVE INCOME

         Comprehensive income includes all changes to equity that are not the result of transactions with shareholders and is comprised of net income and other comprehensive income. No income tax effect is reported for unrealized gains and losses from foreign currency translation adjustments since they relate to indefinite investments in foreign subsidiaries. The "Other comprehensive income (loss)" included in the consolidated statements of operations for all periods presented consisted entirely of foreign currency translation adjustments. The after-tax components of "Accumulated other comprehensive loss" in the consolidated balance sheets at December 31, 2004 and 2003, consisted entirely of foreign currency translation adjustments.

22.      SUBSEQUENT EVENT

         On January 31, 2005, Schawk acquired all of the outstanding common stock of the Company. Pursuant to a stock purchase agreement dated December 20, 2004, Schawk paid the Company's stockholders consideration of $122,400 in cash and 4,000,000 shares of Schawk's Class A common stock, par value $0.008 per share. The total cash consideration was reduced by the amount required to pay the Loan Agreement in full and $10,000, which was placed in escrow to secure the payment to Schawk of certain indemnification obligations of the Company's stockholders as set forth in the stock purchase agreement.

SEVEN WORLDWIDE, INC.
(formerly known as Applied Graphics Technologies, Inc.) Balance Sheets as of October 9, 2003, and December 31, 2002, the related consolidated statements of operations and cash flows for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, and the consolidated statements of stockholders' deficit for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Seven Worldwide, Inc.
New York, NY

         We have audited the accompanying consolidated balance sheets of Seven Worldwide, Inc. (formerly known as Applied Graphics Technologies, Inc.) and subsidiaries (the "Company") as of October 9, 2003 and December 31, 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the period January 1, 2003 to October 9, 2003 and the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes consideration of internal controls and financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 9, 2003 and December 31, 2002, and the results of its operations and its cash flows for the period January 1, 2003 to October 9, 2003 and the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Note 4 to the consolidated financial statements, on January 1, 2002, the Company adopted the non-amortization and impairment provisions for goodwill.

         As discussed in Note 5 to the consolidated financial statements, on June 10, 2004, the Company sold its broadcast media distribution services business. This business has been presented as a discontinued operation in the consolidated financial statements.




/s/ Deloitte & Touche LLP

March 26, 2004 (April 4, 2005 as to the effects of presenting discontinued operations described in Note 5)
New York, New York

                              SEVEN WORLDWIDE, INC.
             (formerly known as Applied Graphics Technologies, Inc.)
                           CONSOLIDATED BALANCE SHEETS
          (In thousands of dollars, except share and per-share amounts)


                                                         October 9, 2003      December 31, 2002
                                                         ---------------      -----------------
ASSETS
Current assets:
   Cash and cash equivalents                               $   8,932            $   4,721
   Trade accounts receivable (net of allowances
       of $4,400 in 2003 and $7,633 in 2002)                  80,020               82,404
   Due from affiliates                                         3,536                  405
   Inventory                                                  20,067               16,192
   Prepaid expenses                                           10,296                4,609
   Deferred income taxes                                       7,828               13,796
   Other current assets                                          793                2,830
   Assets of discontinued operations                          12,567
                                                           ---------            ---------

          Total current assets                               144,039              124,957
Property, plant, and equipment - net                          49,718               54,440
Other intangible assets - net                                    791                  542
Other assets                                                     597                7,086
Assets of discontinued operations                                                  15,144
                                                           ---------             --------

          Total assets                                     $ 195,145            $ 202,169
                                                           =========            =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                        $  12,682            $  14,624
   Accrued expenses                                           45,315               55,640
   Current portion of long-term debt and
       obligations under capital leases                       24,840               14,041
   Due to affiliates                                          46,840                  442
   Other current liabilities                                  12,941               22,685
   Liabilities of discontinued operations                      1,724
                                                           ---------            ---------

          Total current liabilities                          144,342              107,432
Long-term debt                                                48,899              150,008
Subordinated notes                                                                 29,894
Obligations under capital leases                                  49                  204
Deferred income taxes                                          5,571                2,075
Other liabilities                                             21,685               20,260
Liabilities of discontinued operations                                              1,613
                                                           ---------            ---------

          Total liabilities                                  220,546              311,486
                                                           ---------            ---------

Commitments and contingencies

Minority interest - Redeemable Preference
       Shares issued by subsidiary                                                 42,045
                                                                                ---------

Stockholders' Deficit:
   Preferred stock (no par value, 10,000,000
       shares authorized; no shares outstanding)
   Common stock ($0.01 par value, 150,000,000
       shares authorized; 9,147,565 shares
       issued and outstanding)                                    92                   92
   Additional paid-in capital                                427,981              390,768
   Accumulated other comprehensive loss                         (704)                (653)
   Retained deficit                                         (452,770)            (541,569)
                                                           ---------            ---------
      Total stockholders' deficit                            (25,401)            (151,362)
                                                           ---------            ---------
           Total liabilities and stockholders' deficit     $ 195,145            $ 202,169
                                                           =========            =========

                 See Notes to Consolidated Financial Statements


                              SEVEN WORLDWIDE, INC.
             (formerly known as Applied Graphics Technologies, Inc.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (In thousands of dollars)

                                                           January 1, 2003,      January 1, 2002,
                                                               through               through
                                                           October 9, 2003      December 31, 2002
                                                           ----------------     -----------------
  Revenues                                                     $289,030             $ 401,815
  Cost of revenues                                              189,022               263,354
                                                               --------             ---------

  Gross profit                                                  100,008               138,461

  Selling, general, and administrative expenses                  86,862               120,271
  Amortization of intangibles                                       173                   132
  Loss (gain) on disposal of property and equipment                (111)                  153
  Gain on debt extinguishments                                  (98,548)
  Restructuring charges                                           2,975                 3,359
  Impairment of goodwill                                                               71,576
  Other impairment charges                                                                683
                                                               --------             ---------

  Operating income (loss)                                       108,657               (57,713)

  Interest expense                                              (13,268)              (19,025)
  Interest income                                                   214                   399
  Other income (expense) - net                                      420                (1,155)
                                                               --------             ---------

  Income (loss) from continuing operations
       before provision for income taxes
       and minority interest                                     96,023               (77,494)
  Provision (benefit) for income taxes                           10,044                (1,436)
                                                               --------             ---------

  Income (loss) from continuing operations
     before minority interest                                    85,979               (76,058)
  Minority interest                                              (1,548)               (2,476)
                                                               --------             ---------

  Income (loss) from continuing operations                       84,431               (78,534)
    Income (loss) from discontinued operations
       (including gain (loss) on disposal
       of $1,534 and ($6,943), respectively)                      4,999                (9,438)
    Income tax provision on discontinued operations                 631                 1,674
                                                               --------             ---------
  Income (loss) from discontinued operations                      4,368               (11,112)

  Cumulative effect of change in accounting principle                                (321,311)

  Net income (loss)                                              88,799              (410,957)
  Other comprehensive loss                                          (51)                 (414)
                                                               --------             ---------

  Comprehensive income (loss)                                  $ 88,748             $(411,371)
                                                               ========             =========

                 See Notes to Consolidated Financial Statements


                              SEVEN WORLDWIDE, INC.
             (formerly known as Applied Graphics Technologies, Inc.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands of dollars)

                                                           January 1, 2003,      January 1, 2002,
                                                               through               through
                                                           October 9, 2003      December 31, 2002
                                                           ----------------     -----------------
Cash flows from operating activities:
Net income (loss)                                              $ 88,799             $(410,957)
Adjustments to reconcile net income (loss)
      to net cash from operating activities:
      Loss (income) from discontinued operations                 (4,368)               11,112
      Depreciation and amortization                              11,078                16,265
      Deferred taxes                                              9,111                 1,698
      Non-cash impairment charges                                                      72,259
      Loss (gain) on disposal of property and equipment            (111)                  153
      Provision for bad debts                                      (190)                 (340)
      Cumulative effect of change in accounting principle                             321,311
      Gain on debt extinguishments                              (98,548)
      Other                                                       1,030                 3,969
Changes in operating assets and liabilities:
      Trade accounts receivable                                   3,040                 2,895
      Due from/to affiliates                                     (2,481)                2,786
      Inventory                                                  (3,593)               (1,547)
      Other assets                                                6,368                 1,111
      Accounts payable and accrued expenses                     (10,786)                7,378
      Other liabilities                                          (6,553)               (4,646)
      Net cash provided by operating activities of
       discontinued operations                                    5,724                 3,881
                                                               --------             ---------

Net cash provided by (used in) operating activities              (1,480)               27,328
                                                               --------             ---------

Cash flows from investing activities:
      Property, plant, and equipment expenditures                (6,877)              (11,055)
      Proceeds from sale of property and equipment                  475                   458
      Proceeds from sale of a business                                                 33,502
      Other                                                                              (720)
      Net cash used in investing activities
      of discontinued operations                                   (315)                 (961)
                                                               --------             ---------

Net cash provided by (used in) investing activities              (6,717)               21,224
                                                               --------             ---------

Cash flows from financing activities:
      Repayments of term loans                                  (13,892)              (44,187)
      Borrowings (repayments) under revolving
       credit line - net                                         27,830                (1,609)
      Repayment in full of borrowings under former
       credit facility                                          (97,700)
      Proceeds from initial borrowings under new
       credit facility                                           72,500
      Loans from KAGT Acquisition Corp.                          45,750
      Redemption of subordinated notes                           (7,572)
      Redemption of preference shares of a subsidiary            (6,380)
      Repayments of notes and capital lease obligations            (403)               (1,052)
      Payment of debt financing fees                             (7,789)               (1,671)
      Net cash used in financing activities of
       discontinued operations                                                           (314)
                                                               --------             ---------

Net cash provided by (used in) financing activities             12,344                (48,833)
                                                               --------             ---------

Net increase (decrease) in cash and cash equivalents              4,147                  (281)
Effect of exchange rate changes on cash and cash equivalents         64                    59
Cash and cash equivalents at beginning of period                  4,721                 4,943
                                                               --------             ---------
Cash and cash equivalents at end of period                     $  8,932             $   4,721
                                                               ========             =========

                 See Notes to Consolidated Financial Statements


                              SEVEN WORLDWIDE, INC.
             (formerly known as Applied Graphics Technologies, Inc.)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                            (In thousands of dollars)

                                                                                                  Accumulated
                                                                                Additional          Other
                                                                     Common      Paid-in-        Comprehensive        Retained
                                                                      Stock       Capital            Loss             Deficit
                                                                     -------   -----------      ---------------       --------
Balance at January 1, 2002                                             $91       $389,464            $(239)          $(130,612)

Issuance of 80,000 common shares as additional consideration
   in connection with prior period acquisition                           1            719
Fair value of warrants issued to banks                                                574
Compensation cost of vested stock options issued to
   non-employees                                                                       11
Reclassification adjustment for losses realized in net loss                                            255
Unrealized loss from foreign currency translation adjustments                                         (669)
Net loss                                                                                                              (410,957)
                                                                       ---       --------            -----          ----------

Balance at December 31, 2002                                            92        390,768             (653)           (541,569)

Book value of preference shares of a subsidiary in excess of
   amount paid on redemption                                                       37,208
Compensation cost of vested stock options issued to
   non-employees                                                                        5
Reclassification adjustment for losses realized in net income                                           19
Reclassification of cumulative effect of change in accounting
   principle                                                                                             2
Unrealized loss from foreign currency translation adjustments                                          (72)
Net income                                                                                                              88,799
                                                                       ---       --------            -----          ----------
Balance at October 9, 2003                                             $92       $427,981            $(704)         $ (452,770)
                                                                       ===       ========            =====          ==========

                 See Notes to Consolidated Financial Statements


                              SEVEN WORLDWIDE, INC.
             (formerly known as Applied Graphics Technologies, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (In thousands, except share and per-share amounts)


1. ORGANIZATION AND BASIS OF PRESENTATION

         Seven Worldwide, Inc., and its subsidiaries ("the Company") primarily provide digital media asset management services. Through its various divisions and significant operations, the Company provides digital media asset management services across all forms of media, including print, broadcast, and the Internet and is a leading application service provider for the on-line management of brands. The Company offers a variety of digital imaging and related services to major corporations, which include magazine and newspaper publishers, advertisers and their agencies, entertainment companies, catalogers, retailers, and consumer goods and packaging companies. From locations across the United States, the United Kingdom, and Australia, the Company supplies a complete range of services that are tailored to provide solutions for specific customer needs, with a focus on improving and standardizing the management and delivery of visual communications for clients on a local, national, and international basis. Additionally, the Company provides a wide range of advertising and marketing-related creative services for customers, primarily in retailing. On October 12, 2004, the Company changed its name from Applied Graphics Technologies, Inc. to Seven Worldwide, Inc.

         On October 10, 2003, KAGT Acquisition Corp. ("KAGT"), a wholly-owned subsidiary of KAGT Holdings, Inc. ("Holdings"), an affiliate of funds managed by Kohlberg & Company, LLC ("Kohlberg"), completed an acquisition of all of the outstanding common stock of the Company. Concurrent with the completion of the acquisition, KAGT was merged into the Company and the Company ceased to exist for accounting purposes. Accordingly, the accompanying consolidated financial statements reflect the financial position, results of operations, and cash flows of the Company as of October 9, 2003, and December 31, 2002, and for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002.

         Certain prior-period amounts in the accompanying financial statements have been reclassified to conform to the 2003 presentation.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company and all of its subsidiaries (the "Consolidated Financial Statements"). All intercompany accounts and transactions have been eliminated in the Consolidated Financial Statements.

         CASH AND CASH EQUIVALENTS: Cash and cash equivalents include all cash balances and highly liquid investments having original maturities of three months or less.

         INVENTORY: Raw materials are valued at the lower of cost (cost being determined on a weighted average basis) or market. Work-in-process, consisting of labor, materials, and overhead on partially completed projects, is recorded at the lower of cost or net realizable value.

         PROPERTY, PLANT, AND EQUIPMENT: Property, plant, and equipment is stated at cost. Depreciation is computed principally on the straight-line method over the following estimated useful lives:

             Machinery and equipment                   3 to 10 years
             Buildings and improvements                10 to 30 years
             Furniture and fixtures                    3 to 5 years
             Licenses and software                     1 to 10 years

         Leasehold improvements and amounts recorded under capital leases are amortized on the straight-line method over the shorter of the terms of the leases or their estimated useful lives, which generally range from 3 to 10 years.

         LONG-LIVED ASSETS: The recoverability of long-lived assets is evaluated by comparing their carrying value to the expected future undiscounted cash flows to be generated from such assets when events or circumstances indicate that an impairment may have occurred. If an impairment has occurred, the carrying value of the long-lived asset is adjusted to an amount equal to the discounted cash flows associated with the asset.

         GOODWILL AND OTHER INTANGIBLES: On January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, acquired goodwill and other intangible assets with indefinite useful lives are no longer amortized over an estimated useful life, but instead are subject to an annual impairment test (see Note 4 to the Consolidated Financial Statements). Intangible assets with finite useful lives continue to be amortized over their useful lives. The impairment of goodwill upon the adoption of SFAS No. 142 was reported as a cumulative effect of a change in accounting principle.

         REVENUE RECOGNITION: Revenues from all services except digital archiving services are recognized at the time projects are shipped or transmitted to the customer. Revenues for digital archiving services are recognized on a per-image basis as items are prepared and scanned.

         INCOME TAXES: Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Foreign subsidiaries are taxed according to regulations existing in the countries in which they do business. Provision has not been made for United States income taxes on distributions that may be received from foreign subsidiaries, which are considered to be permanently invested overseas.

         FOREIGN CURRENCY TRANSLATION: Assets and liabilities of foreign operations are translated from the functional currency into United States dollars using the exchange rate at the balance sheet date. Revenues and expenses of foreign operations are translated from the functional currency into United States dollars using the average exchange rate for the period. Adjustments resulting from the translation into United States dollars are included as a component of "Other comprehensive loss."

         DERIVATIVE FINANCIAL INSTRUMENTS: The Company accounted for its interest rate swap agreements in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and interpreted. Accordingly, the fair value of the interest rate swaps were recorded as an asset or liability in the Consolidated Balance Sheets, with the change in fair value reflected as a component of interest expense or other comprehensive loss depending on the intended use of the swaps.

         EMPLOYEE STOCK OPTIONS: The Company accounted for stock-based employee compensation based on the intrinsic value of stock options granted in accordance with the provisions of Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees." Information relating to stock-based employee compensation, including the pro forma effects had the Company accounted for stock-based employee compensation based on the fair value of stock options granted in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," is as follows:

                                         January 1, 2003,     January 1, 2002,
                                              through              through
                                            October 9,          December 31,
                                               2003                 2002
                                         ----------------     ---------------

Net income (loss) as reported               $88,799             $(410,957)
Stock-based employee compensation
   expense, net of tax, included
   in net income (loss) as reported               -                     -
Stock-based employee compensation
   expense, net of tax, under
   fair value method                           (739)               (1,884)
                                            -------             ---------

Pro forma net income (loss)                 $88,060             $(412,841)
                                            =======             =========

         ESTIMATES: The preparation of these financials statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         RECENTLY ADOPTED ACCOUNTING STANDARDS: Financial Accounting Standards Board Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," was issued in November 2002. FIN 45 elaborates on certain disclosure requirements and clarifies certain recognition criteria related to guarantees. The disclosure requirements of FIN 45 were effective for periods ending after December 15, 2002, and the recognition criteria of FIN 45 were effective for guarantees issued or modified after December 31, 2002. The Company adopted the recognition criteria of FIN 45 on January 1, 2003. The adoption of FIN 45 did not have a material impact on the Company's financial condition or results of operations.

3.       TENDER OFFER AND RECAPITALIZATION

         On August 4, 2003, KAGT acquired 6,081,145 shares or 66% of the Company's outstanding common stock, through a tender offer. In connection with the closing of the tender offer, the Company completed a restructuring and extinguishment of its then existing credit facility. The tender offer and the extinguishment of the then existing credit facility were part of an overall recapitalization in which the Company also redeemed all of its outstanding subordinated notes and all of the outstanding preference shares of a subsidiary.

         The overall recapitalization was funded with $44,400 of subordinated debt from KAGT and approximately $72,500 of debt under a new credit facility entered into by the Company with a new lender group. Of the total funding, approximately $97,700 was used to fully repay $176,097 of borrowings outstanding under the Company's old credit facility at the closing of the tender offer, approximately $9,100 was paid to fully redeem the outstanding subordinated notes, including accrued interest, and approximately $6,400 was paid to fully redeem the outstanding preference shares of a subsidiary. The remaining funding of $3,700 was used to pay fees and expenses of the transaction, including bank fees. Additional fees totaling approximately $5,500, including approximately $3,000 paid to Kohlberg, were deferred at the time of the closing of the tender offer and were paid from borrowings under the Company's new credit facility. On October 10, 2003, KAGT completed the acquisition of the remaining outstanding common stock of the Company through a shareholder-approved merger.

4.       GOODWILL AND OTHER INTANGIBLE ASSETS

         The Company's intangible assets not subject to amortization under SFAS No. 142 consisted entirely of goodwill. Upon the initial application of SFAS No. 142 on January 1, 2002, the Company incurred an impairment charge of $321,952 relating to its goodwill. The fair value of each reporting unit was determined based on applying a multiple to each reporting unit's earnings before interest, taxes, depreciation, and amortization. The Company reported the impairment charge, net of a tax benefit of $641, as a cumulative effect of a change in accounting principle.

         At December 31, 2002, the Company incurred an additional impairment charge of $70,136 relating to its goodwill. The methodology used for this impairment charge was the same as that used upon the initial adoption of SFAS No. 142. The multiples used to determine the fair value of each reporting unit at December 31, 2002, were lower than those used upon the initial adoption of SFAS No. 142 due to a decline in market conditions of the Company's industry and the overall economy.

         In the second quarter of 2002, the Company made a contingent payment totaling $1,440 consisting of $720 in cash and 80,000 shares of common stock as additional consideration for the acquisition of one of its digital services businesses. In June 2002, the Company recognized a charge for the impairment of goodwill for this $1,440 of additional consideration based on the estimated fair value of this business. The impairment charge was determined using the same methodology as that used upon the adoption of SFAS No. 142. The Company reviewed the value of the goodwill associated with this business due to having incurred an impairment charge in a prior year related to this business.

     The changes in the carrying amount of goodwill were as follows:

                                                January 1, 2002,
                                                     through
                                                December 31, 2002
                                                -----------------

Balance at beginning of period                      $ 397,088
Impairment losses                                    (393,528)
Contingent purchase price                               1,440
Reversal of tax contingency                            (5,000)
                                                    ----------

Balance at end of period                            $       -
                                                    =========

         The Company's intangible assets subject to amortization under SFAS No. 142 consisted entirely of contract acquisition costs, which represented consideration paid by the Company to enter into certain long-term contracts. Contract acquisition costs were amortized on a straight-line basis over the life of the underlying contract, which generally did not exceed five years. The gross carrying amount and accumulated amortization of intangible assets subject to amortization were as follows:

                                           October 9,       December 31,
                                             2003              2002
                                           ----------       -----------

Gross carrying amount                       $1,706             $1,280
Accumulated amortization                      (915)              (738)
                                            ------             ------

Net carrying amount                         $  791             $  542
                                            ======             ======

         The Company incurred an impairment charge of $150 during the third quarter of 2002 for the write off of the unamortized balance of contract acquisition costs related to a customer contract with an affiliate that was terminated prior to its expiration. Such charge is included as a component of "Other impairment charges" in the Consolidated Statement of Operations.

         Amortization expense associated with intangible assets subject to amortization was $177 for the period January 1, 2003, through October 9, 2003, and $129 for the year ended December 31, 2002. The estimated amortization expense for the remainder of 2003 and for the remaining terms of the respective contracts is as follows:

                        2003                        $ 79
                        2004                        $317
                        2005                        $288
                        2006                        $107

5.       DISCONTINUED OPERATIONS AND SALE OF BUSINESSES

         On June 10, 2004, the Company sold its broadcast media distribution services business. Net proceeds from the sale were approximately $14,145, of which $7,900 was used to repay term loans outstanding under the Company's credit facility. The Company incurred fees of approximately $641 related to the disposition of this business, of which $500 was paid to Kohlberg. The Company recognized an impairment charge of $8,217 relating to goodwill associated with the broadcast media distribution services business during the year ended December 31, 2002, which is included as a component of "Income (loss) from discontinued operations" in the Consolidated Statement of Operations.

         On April 10, 2002, the Company sold its publishing business. Net proceeds from the sale were approximately $33,500, of which $31,500 were used to repay term loans outstanding under the Company's credit facility and $2,000 were originally held in escrow under the terms of the sale to satisfy any claims related to contractual warranties. The Company received $500 from the escrow in November 2002, and received the remaining $1,534, including interest earned, in April 2003. Additionally, the Company recognized $1,534 of income from discontinued operations in 2003 from the reversal of liabilities originally established to cover such contingencies.

         In connection with the Company's adoption of a plan approved by its Board of Directors in June 2000 to sell the publishing business, the results of operations of this business were reported as a discontinued operation in the Company's financial statements in 2000, and included an estimated loss on disposal of $98,280. In April 2002, the Company recognized an additional loss on disposal of the publishing business of $6,943, subject to the settlement of outstanding contingencies. This additional loss on disposal is included as a component of "Income (loss) from discontinued operations" in the Consolidated Statement of Operations.

         The accompanying financial statements of the Company have been presented to reflect the operations of the broadcast media distribution services business and the publishing business as discontinued operations. The results of operations of the broadcast media distribution services business and the publishing business are presented as discontinued operations in the accompanying Consolidated Statements of Operations as follows:

                                         January 1, 2003,      January 1, 2002,
                                             through               through
                                         October 9, 2003      December 31, 2002
                                         ----------------     -----------------
Revenues                                     $17,707              $44,124
                                             =======              =======

Income (loss) from operations
   before income taxes                       $ 3,465              $(2,495)
                                             =======              =======

         The carrying amounts of the major classes of assets and liabilities included in the assets and liabilities of discontinued operations in the consolidated balance sheets at October 9, 2003 and December 31, 2002 were as follows:

                                           October 9, 2003     December 31, 2002
                                           ---------------     -----------------
          Current assets                      $ 6,271              $ 7,696
          Other non-current assets              2,005                2,490
          Other intangible assets                 664                  822
          Deferred income taxes                 3,627                4,136
                                              -------               ------

           Assets of discontinued operations  $12,567              $15,144
                                              =======              =======

           Current liabilities                $ 1,724              $ 1,613
                                              =======              =======

         The results of operations of the publishing business include an allocation of interest expense of $580 for the year ended December 31, 2002. The allocated interest expense consisted solely of the interest expense on the Company's borrowings under its credit facility, which represented the interest expense not directly attributable to the Company's other operations. Interest expense was allocated based on the ratio of the net assets of the discontinued operation to the sum of the consolidated net assets of the Company and the outstanding borrowings under the Company's credit facility.

6.       RESTRUCTURING

         The Company initiated a plan during the second quarter of 2003 (the "2003 Second Quarter Plan") to close its Rochester, New York, facility and move its operations to existing facilities in New York City and Nashua, New Hampshire. The Company initiated a plan during the third quarter of 2002 (the "2002 Third Quarter Plan") to consolidate its Grand Rapids, Michigan, and Battle Creek, Michigan, operations into a new facility in Battle Creek, and to consolidate its Dallas, Texas, operation into less space at its existing location.

         In 2001, the Company initiated two separate plans to restructure certain of its operations (the "2001 Second Quarter Plan" and the "2001 Fourth Quarter Plan", respectively). As part of the 2001 Second Quarter Plan, the Company consolidated certain of its operations in Chicago, Illinois, into a single facility and relocated one of its facilities in New York City. As part of the 2001 Fourth Quarter Plan, the Company consolidated three of its operations in Chicago into a single facility, closed three of its New York City metropolitan area facilities, with the work being transferred into existing facilities in New Jersey and New York City, and closed five regional photo studios, with the work being transferred into existing studios in Chicago and Atlanta, Georgia. In addition, the Company closed its facility in Washington, DC, closed two administrative offices, one in the New York City metropolitan area and one in Chicago, and consolidated its operations in London into three floors of its existing space.

         In June 2000, the Company closed one of its facilities in Atlanta (the "2000 Second Quarter Plan"). In 1999, the Company closed a facility in each of New York City and Chicago, transferring the work to other facilities operated by the Company in those cities, redistributed work among its various New York City metropolitan area facilities, and streamlined certain operations in the United Kingdom (the "1999 Fourth Quarter Plan"). In 1998, the Company closed several facilities in Chicago, transferring the work to other facilities operated by the Company in that city (the "1998 Fourth Quarter Plan").

         The results of operations include restructuring charges (income) as follows:

                                  January 1, 2003,      January 1, 2002,
                                      through               through
                                  October 9, 2003      December 31, 2002
                                  ----------------     -----------------

2003 Second Quarter Plan              $   99
2002 Third Quarter Plan                    7                $2,059
2001 Fourth Quarter Plan               2,868                 1,481
2001 Second Quarter Plan                                        26
2000 Second Quarter Plan                   1
1999 Fourth Quarter Plan                                       (73)
1998 Fourth Quarter Plan                                      (134)
                                      ------                 ------
Total                                 $2,975                $3,359
                                      ======                ======

         The components of the restructuring charges (income) incurred in the period January 1, 2003, through October 9, 2003, were as follows:

                                  2003 Second        2002 Third       2001 Fourth        2000 Second
                                 Quarter Plan       Quarter Plan     Quarter Plan       Quarter Plan
                                 -------------      ------------     ------------       -------------
Facility closure costs                $95              $ 31             $2,855               $1
Employee termination costs              3                                    7
Abandoned leased equipment              1               (24)                 6
                                      ---              ----             ------               --
Total                                 $99              $  7             $2,868               $1
                                      ===              ====             ======               ==

         The charge for employee termination costs related to one employee for the 2003 Second Quarter Plan. The components of the restructuring charges (income) incurred in 2002 were as follows:

                                  2002 Third    2001 Fourth    2001 Second     1999 Fourth    1998 Fourth
                                 Quarter Plan   Quarter Plan   Quarter Plan   Quarter Plan   Quarter Plan
                                 ------------   ------------   ------------   ------------   ------------
Facility closure costs             $1,828          $1,355         $(5)            $(60)          $(134)
Employee termination costs             76            (162)         31
Abandoned leased equipment            155             288                          (13)
                                    -----          ------         ---             ----           -----
Total                              $2,059          $1,481         $26             $(73)          $(134)
                                   ======          ======         ===             ====           =====

         The charge for employee termination costs related to approximately nine employees for the 2002 Third Quarter Plan. The Company also incurred an impairment charge of $211 related to equipment abandoned in connection with the 2002 Third Quarter Plan. Such charge is included as a component of "Other impairment charges" in the Consolidated Statement of Operations.

         The remaining liability for future payments, and the amounts charged against the respective restructuring liabilities in the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, were as follows:

                                2003 Second      2002 Third      2001 Fourth
                                Quarter Plan    Quarter Plan    Quarter Plan
                                ------------    ------------    -------------
Balance at January 1, 2002                                        $11,994

Restructuring charge                               $2,059
Facility closure costs                               (201)         (3,619)
Employee termination costs                            (70)         (1,325)
Abandoned leased equipment                            (63)           (361)
Adjustment to liability                                             1,481
                                                    -----         -------

Balance at December 31, 2002                        1,725           8,170

Restructuring charge               $ 99
Facility closure costs              (95)             (442)         (2,114)
Employee termination costs           (3)               (7)           (155)
Abandoned leased equipment           (1)              (68)            (45)
Adjustment to liability                                 7           2,868
                                   ----            ------         -------
Balance at October 9, 2003         $  -            $1,215         $ 8,724
                                   ====            ======         =======

                                  2001 Second        2000 Second      1999 Fourth        1998 Fourth
                                 Quarter Plan       Quarter Plan     Quarter Plan       Quarter Plan
                                 -------------      ------------     ------------       -------------
Balance at January 1, 2002          $ 594              $ 584           $ 382               $ 176

Facility closure costs                (31)              (175)           (193)                (42)
Employee termination costs           (320)
Abandoned leased equipment                                              (104)
Adjustment to liability                26                                (73)               (134)
                                    -----              -----           -----                ----

Balance at December 31, 2002          269                409              12                   -

Facility closure costs                                  (128)
Abandoned leased equipment                                               (12)
Adjustment to liability                                    1
                                    -----              -----           -----                ----
Balance at October 9, 2003          $ 269              $ 282           $   -                $  -
                                    =====              =====           =====                ====

         Approximately $2,750 and $3,540 of the total restructuring liability is included as part of "Other current liabilities" in the accompanying Consolidated Balance Sheets at October 9, 2003, and December 31, 2002, respectively, with the remaining liability of $7,740 and $7,045 for each period, respectively, included as part of "Other liabilities" in the accompanying Consolidated Balance Sheets.

         The number of employees paid that resulted in a reduction of the various restructuring plans' liabilities for employee termination costs was as follows:

                                  January 1, 2003,       January 1, 2002,
                                      through                through
                                  October 9, 2003       December 31, 2002
                                  ----------------      -----------------
2003 Second Quarter Plan                  1
2002 Third Quarter Plan                   1                     9
2001 Fourth Quarter Plan                  3                    98
2001 Second Quarter Plan                                        5

         The liabilities associated with the various restructuring plans are periodically adjusted to reflect changes in estimates originally made when the plans were initiated. In 2003, the Company adjusted the liability associated with the 2001 Fourth Quarter Plan to reflect additional estimated costs of its future building lease obligations based on the inability to sublet certain properties. In 2002, the Company adjusted the liability associated with the 2001 Fourth Quarter Plan to reflect additional estimated costs of its future building lease and other rental obligations, partially offset by less than anticipated employee termination costs due to the voluntary resignation of certain employees. Also in 2002, the Company adjusted the liability associated with the 1999 Fourth Quarter Plan and the 1998 Fourth Quarter Plan to reflect favorable settlements on certain building lease obligations.

         The Company does not anticipate any material adverse effect on its future results of operations from any of the facility closings since all work performed at such locations has been transferred to other facilities. The employees terminated under the restructuring plans were principally production workers, sales people, and administrative support staff. The Company completed the 2003 Second Quarter Plan and the 2002 Third Quarter Plan in 2003. The Company completed the 2001 Fourth Quarter Plan during 2002. The Company completed the 2001 Second Quarter Plan during 2001. The Company completed the 1999 Fourth Quarter Plan and the 2000 Second Quarter

Plan during 2000. The Company completed the 1998 Fourth Quarter Plan during 1999. The remaining liabilities for these plans at October 9, 2003, represent future rental obligations for abandoned property.

7.       OTHER IMPAIRMENT CHARGES

         Impairments and other charges for the year ended December 31, 2002, consisted of the following:

Impairment of software development projects          $322
Impairment of contract acquisition costs              150
Impairment of property and equipment                  211
                                                     ----
Total                                                $683
                                                     ====

         During 2002, the Company incurred a charge of $322 for the write off of certain software development costs related to projects that were no longer being pursued. In July 2002, the Company incurred a charge of $150 for the write off of the unamortized balance of contract acquisition costs related to a customer contract with an affiliate that was terminated prior to its expiration. The Company also incurred a charge of $211 for the impairment of equipment abandoned in connection with the 2002 Third Quarter Plan.

8.       OTHER INCOME (EXPENSE)

         Other income (expense) includes the following:

                                          January 1, 2003,     January 1, 2002,
                                               through             through
                                           October 9, 2003    December 31, 2002
                                          ----------------    -----------------
Foreign currency transaction gains            $  118             $    18
Adjustments and settlement of
   pre-acquisition contingencies               2,059                 179
Costs incurred in connection with
   the tender offer and recapitalization      (1,697)               (730)
Litigation settlements, including
   legal fees                                                       (648)
Other                                            (60)                 26
                                              ------              ------
Other income (expense)                        $  420             $(1,155)
                                              ======             =======

9.       INVENTORY

         The components of inventory were as follows:

                                                  October 9,      December 31,
                                                     2003            2002
                                                  ----------      -----------
Work-in-process                                    $18,874          $14,554
Raw materials                                        1,193            1,638
                                                   -------          -------
Total                                              $20,067          $16,192
                                                   =======          =======

10.      PROPERTY, PLANT, AND EQUIPMENT

         Property, plant, and equipment consisted of the following:

                                                  October 9,      December 31,
                                                     2003            2002
                                                  ----------      -----------

Land                                              $  4,675         $  4,675
Machinery and equipment                             64,454           66,723
Buildings and improvements                          23,992           27,136
Furniture and fixtures                              11,793           10,146
Licenses and software                               20,784           18,602
Construction in progress                             1,370            1,960
                                                  --------         --------

Total                                              127,068          129,242
Less accumulated depreciation and amortization      77,350           74,802
                                                  --------         --------

Net                                               $ 49,718         $ 54,440
                                                  ========         ========

11.      ACCRUED EXPENSES

         Accrued  expenses consisted of the following:

                                                  October 9,      December 31,
                                                     2003             2002
                                                  ----------      ------------
Salaries and benefits                              $18,678         $21,425
Accrued commissions                                  3,577           3,486
Accrued customer rebates                             2,819           4,391
Accrued interest                                       502           2,996
Other operating accruals                            19,739          23,342
                                                   -------         -------
Total                                              $45,315         $55,640
                                                   =======         =======

12.      LONG-TERM DEBT

         Long-term debt consisted of the following:

                                                  October 9,      December 31,
                                                     2003             2002
                                                  ----------      ------------

Variable rate term loans                           $44,233         $124,698
Variable rate line of credit                         4,666           24,391
6.5% IDA bond due 2004                                                  900
Other                                                                    19
                                                   -------         --------

Total                                              $48,899         $150,008
                                                   =======         ========

         The Company entered into a credit facility in 1999 to finance certain acquisitions (the "1999 Credit Agreement"). Borrowings under the 1999 Credit Agreement, which consisted of three term loans and a revolving credit line, were secured by all of the inventory, receivables, and real and personal property of the Company and certain of its subsidiaries. Interest rates on funds borrowed under the 1999 Credit Agreement varied from either LIBOR or the prime rate in effect at the time of the borrowing, plus a factor. The Company was also required to pay a commitment fee of 0.5% of unused borrowings under the revolving credit line. Commitment fees are included as a component of interest expense.

         The terms of the 1999 Credit Agreement contained certain milestones in connection with raising amounts to repay borrowings. The consummation of the sale of the publishing business in April 2002 satisfied one such milestone and resulted in the elimination of a previous increase in interest rates of 100 basis points that had been in effect since January 1, 2002. The Company did not satisfy two other milestones with deadlines of February 28, 2002, and April 30, 2002. Not satisfying the first milestone resulted in a fee of $500 being paid to the Company's lenders. Not satisfying the second milestone resulted in, effective May 1, 2002, an increase in interest rates of 100 basis points and the issuance of warrants with an exercise price of $0.01 to the lenders to purchase 453,377 shares of the Company's common stock. Such warrants, which became exercisable on January 15, 2003, had a fair value of $404 on the date of issuance. The warrants were recorded as deferred financing costs, which were being amortized over the remaining term of the 1999 Credit Agreement and, since the warrants were to be settled in shares of the Company's common stock, as an increase in additional paid-in capital.

         In March 2002, the Company entered into an amendment to the 1999 Credit Agreement (the "Sixth Amendment") that extended the maturity through April 2003. In connection with the Sixth Amendment, the Company incurred fees of $250 and became obligated to issue additional warrants with an exercise price of $0.01 to its lenders to purchase 453,377 shares of the Company's common stock if a definitive agreement for an overall restructuring of the credit facility was not reached by September 30, 2002. Such warrants, which were exercisable immediately upon issuance in October 2002, had a fair value of $170. These warrants were accounted for in the same manner as the warrants issued in May 2002.

         In April 2003, the Company entered into an amended and restated credit agreement (the "Amended Credit Agreement") that extended the maturity of the credit facility through April 2004. In connection with the Amended Credit Agreement, the Company incurred fees totaling $2,000 to be paid quarterly in 2003 and issued immediately exercisable warrants with an exercise price of $0.01 to its lenders to purchase 453,378 shares of the Company's common stock. Also as part of the Amended Credit Agreement, the Company agreed that in addition to scheduled principal payments, it would permanently repay $20,000 of borrowings by December 31, 2003. Failure to repay such borrowings would not constitute an event of default, but would result in the Company paying additional fees of $2,000 to its lenders upon maturity of the credit facility. Additionally, under the Amended Credit Agreement, available borrowings under the Company's revolving credit line were reduced to $60,000 from $66,000, and the ability to borrow funds at interest rates based on LIBOR was restricted to only those periods in which the Company's trailing twelve-month EBITDA (as defined in the Amended Credit Agreement) exceeded $50,000.

         On August 4, 2003, in connection with the tender offer and the recapitalization (see Note 3 to the Consolidated Financial Statements), the Company settled all amounts outstanding under the Amended Credit Agreement, which totaled $176,097, and entered into a Loan and Security Agreement with new lenders (the "Loan Agreement"). The Loan Agreement provides for two term loans totaling $22,000 and $27,000 ("Term Loan A" and "Term Loan B," respectively) and a revolving credit line with a maximum availability of $58,000, of which a maximum of $10,000 is available to be borrowed by Seven Worldwide Limited, a wholly-owned subsidiary of the Company located in the United Kingdom. The amounts available under the revolving credit lines in the United States and the United Kingdom are each subject to a borrowing base limitation based on receivables. Borrowings in the United States under the Loan Agreement are secured by all of the domestic receivables, inventory, and real and personal property of the Company and certain of its subsidiaries, and borrowings in the United Kingdom are secured by the receivables, inventory, and real and personal property in the United Kingdom and in the United States. The Company incurred fees of approximately $5,100 in 2003 in connection with the Loan Agreement, which were deferred and are being included as a component of interest expense over the remaining term of the Loan Agreement. The interest rates on funds borrowed under the revolving credit lines of the Loan Agreement vary from either LIBOR or the prime rate in effect at the time of the borrowing, plus a factor. The interest rates on Term Loan A and Term Loan B are the prime rate plus 2.00% and 8.25%, respectively.

         Initial borrowings under the Loan Agreement on August 4, 2003, totaled $72,469, all of which was borrowed in the United States. In September 2003, Seven Worldwide Limited borrowed $4,666 under the revolving credit line of the Loan Agreement. The borrowings of Seven Worldwide Limited were made in United States dollars, and therefore exposed the Company to transaction gains and losses based on fluctuations in the exchange rate. For the period January 1, 2003, through October 9, 2003, the Company recognized an exchange gain of $161, which is included as a component of "Other income (expense)" in the Consolidated Statement of Operations.

         The amounts outstanding under the Amended Credit Agreement on August 4, 2003, were settled for approximately $99,000, which resulted in a gain of approximately $77,000. Such gain is included as a component of "Gain on debt extinguishments" in the Consolidated Statement of Operations for the period January 1, 2003, through October 9, 2003. The funding for the settlement of the outstanding balances under the Amended Credit Agreement was provided partially from the amounts borrowed under the Loan Agreement on August 4, 2003, and partially from the amounts received from KAGT in connection with the recapitalization (see Note 3 to the Consolidated Financial Statements).

         Under the terms of the Loan Agreement, the Company must comply with certain quarterly covenants related to minimum EBITDA (as defined in the Loan Agreement), fixed charge ratios, and leverage ratios, and with an annual covenant related to capital spending. In December 2003, the Loan Agreement was amended to change certain definitions, including the definition of EBITDA, and to modify all of the quarterly financial covenant requirements to be less restrictive than previously required. Based on current projections, the Company believes it would be able to remain in compliance with the covenant requirements through 2004, although there can be no assurance that such compliance would be maintained.

         At October 9, 2003, $72,573 was outstanding under the Loan Agreement, of which $19,274 was outstanding under the revolving credit line in the United States, $4,666 was outstanding under the revolving credit line in the United Kingdom, and $48,633 was outstanding under the term loans. The amount outstanding under the revolving credit line in the United States is classified as a current portion of long-term debt in the Consolidated Balance Sheet at October 9, 2003, due to the Loan Agreement containing a subjective acceleration clause and the lenders' ability to access and control the cash receipts. No such control over cash receipts exists in the United Kingdom, and therefore the amounts outstanding under the revolving line of credit in the United Kingdom is classified as long-term debt in the Consolidated Balance Sheet at October 9, 2003. The average annual variable rate on borrowings under the Company's credit facilities for the period January 1, 2003, through October 9, 2003, and for the year ended December 31, 2002, was approximately 7% for each period. The Company is prohibited from paying dividends under the terms of the Loan Agreement.

         The principal payments on debt for the remainder of 2003 and for each of the next five years are due as follows:

                2003                               $14,744
                2004                                10,974
                2005                                 4,400
                2006                                 4,400
                2007                                31,399
                2008                                 7,599
                                                    ------
                Total                               73,516
                Less current portion                24,617
                                                    ------
                Total long-term debt               $48,899
                                                   =======

13.      DERIVATIVES

         The Company was party to two interest rate swap agreements with an aggregate notional amount of $50,000 that were due to expire in August 2003. Under the interest rate swaps agreements, the Company paid a fixed rate of 5.798% per annum on a quarterly basis and was paid a floating rate based on the three-month LIBOR rate in effect at the beginning of each quarterly payment period.

         The interest rate swap agreements did not qualify for hedge accounting under SFAS No. 133, and therefore all changes in fair value of the interest rate swap agreements were included as a component of interest expense. The fair value of the Company's interest rate swap agreements was a net loss of $1,403 at December 31, 2002. In connection with the restructuring of its credit facility and settlement of amounts outstanding under the Amended Credit Agreement, the Company terminated the two interest rate swap agreements in July 2003 and paid $576, which approximated the accrued interest through maturity. Such payment to terminate the interest rate swap agreements was included as a component of interest expense. The Company recognized as a component of interest expense a non-cash benefit of $1,367 and $396 for the period January 1, 2003 through October 9, 2003, and for the year ended December 31, 2002, respectively, which consisted of the following:

                                            January 1, 2003,  January 1, 2002,
                                                 through           through
                                            October 9, 2003   December 31, 2002
                                            ----------------  ----------------
Change in fair market value of
   swaps not designated as hedges             $(1,403)             $(832)
Reclassification of loss in
   "Accumulated other comprehensive loss"          33                397
Reclassification of cumulative effect
   recorded upon adoption of SFAS No. 133           3                 39
                                              -------              -----
Total benefit                                 $(1,367)             $(396)
                                              =======              =====

14.      SUBORDINATED NOTES AND MINORITY INTEREST

         At the time of the acquisition by the Company of Wace Group Limited ("Wace") in 1999, Wace had (pound)39,164, or approximately $62,733, of 8% Cumulative Convertible Redeemable Preference Shares (the "Preference Shares") outstanding. The Preference Shares carried the right to a fixed cumulative preferential dividend of 8% and were redeemable on July 31, 2005, subject to the availability of distributable reserves. On July 5, 1999, the Company offered each holder of the Preference Shares the right to exchange such Preference Shares, at an equivalent nominal rate, for subordinated notes issued by the Company (the "Subordinated Notes"). As of December 31, 2002, (pound)18,574, or approximately $29,894, of the Preference Shares had been exchanged for Subordinated Notes. The Subordinated Notes, which bore interest at a fixed annual rate of 10% and matured on October 31, 2005, were subject to redemption by the Company at any time after July 31, 2000. The initial redemption premium was 4% and decreased in 0.5% increments every six months until July 31, 2005, at which time the Subordinated Notes were redeemable at par. The Subordinated Notes were listed on the London Stock Exchange.

     The Company recorded dividends of $1,548 and $2,476 on the Preference Shares for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, respectively, which are reflected as "Minority interest" in the Consolidated Statements of Operations. Due to the lack of distributable reserves in Wace, the Company was prohibited from making, and did not make, a dividend payment on the Preference Shares since July 1999. Accrued dividends totaling $9,064 are included as part of "Minority Interest" in the Consolidated Balance Sheet at December 31, 2002. The Company incurred interest expense of $1,778 and $2,791 on the Subordinated Notes for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, respectively.

     As part of its overall effort to restructure its debt, the Company initiated a tender offer in July 2002 to acquire all of the outstanding Subordinated Notes for an aggregate purchase price of $3,000. The tender offer did not succeed and lapsed on August 27, 2002, with none of the tendered Subordinated Notes being accepted by the Company for payment. Consequently, the semi-annual interest payment on the Subordinated Notes, which was due on July 31, 2002, but was not paid by the Company while the tender offer remained open, was paid on August 30, 2002. Such failure to pay the interest on its initial due date did not constitute an event of default since payment was made by the expiration of a 30-day grace period. In connection with the lapsed tender offer, the Company incurred expenses of $297 that are included as a component of "Other income (expense)" in the Consolidated Statement of Operations for the year ended December 31, 2002.

    In connection with discussions regarding an overall recapitalization, the Company did not pay the semi-annual interest payment on the Subordinated Notes due on January 31, 2003, until February 28, 2003. Such failure to pay the interest on its initial due date did not constitute an event of default since payment was made by the expiration of a 30-day grace period. On August 4, 2003, in connection with the tender offer and recapitalization (see Note 3 to the Consolidated Financial Statements), the Company settled all amounts outstanding for the Preference Shares and the Subordinated Notes. The Company settled the outstanding Subordinated Notes, which totaled approximately $29,900, for approximately $8,300, including fees. The resulting gain on extinguishment of approximately $21,600 is included as a component of "Gain on debt extinguishments" in the Consolidated Statement of Operations for the period January 1, 2003, through October 9, 2003. The Company settled the outstanding Preference Shares, which totaled approximately $43,588 including accrued dividends, for approximately $6,380, and reflected the book value in excess of amounts paid as additional paid-in capital.

15.      LEASES

         The Company leased certain property and equipment used in its operations under agreements that are classified as both capital and operating leases. Such agreements generally include provisions for inflation-based rate adjustments and, in the case of leases for buildings and office space, payments of certain operating expenses and property taxes.

         Future minimum rental payments required under capital leases and operating leases for the remainder of 2003 and for each of the next five years that have initial or remaining noncancelable lease terms in excess of one year are as follows:

                                                  Capital       Operating
                                                  Leases         Leases
                                                  -------       ---------

2003                                              $ 58          $ 3,692
2004                                               198           12,586
2005                                                25           11,325
2006                                                 9            8,863
2007                                                              5,022
2008                                                              4,365
Later years                                                      12,354
                                                  ----          -------
Total minimum lease payments                       290          $58,207
                                                                =======
Less imputed interest                               18
                                                  ----
Present value of minimum lease payments            272
Less current portion                               223
                                                  ----
Long-term obligation under capital leases         $ 49
                                                  ====

         Assets recorded under capital leases are included in property, plant, and equipment as follows:

                                          October 9,       December 31,
                                             2003              2002
                                          ----------       ------------
Machinery and equipment                     $4,017            $4,038
Less accumulated depreciation                3,907             3,543
                                            -------           ------
Net                                         $  110            $  495
                                            =======           ======

         Total rental expense under operating leases amounted to $12,069 and $17,932 for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, respectively.

16.      INCOME TAXES

         The components of the provision (benefit) for income taxes were as follows:

                                    January 1, 2003,         January 1, 2002,
                                        through                  through
                                    October 9, 2003         December 31, 2002
                                    ----------------        -----------------
CURRENT:
  Federal                              $   843                  $(4,704)
  State                                    (18)                     (52)
  Foreign                                  108                    1,622
                                       -------                  -------
Total current                              933                   (3,134)
                                       -------                  -------
DEFERRED:
  Federal                                5,591                       74
  State                                  6,145                    1,330
  Foreign                               (2,625)                     294
                                       -------                  -------
Total deferred                           9,111                    1,698
                                       -------                  -------

Total provision (benefit)
  for income taxes                     $10,044                  $(1,436)
                                       =======                  =======

         The components of the net deferred tax asset were as follows:

                                    October 9, 2003         December 31, 2002
                                    ---------------         -----------------

Deferred tax assets:
Accounts receivable                    $ 1,146                 $ 1,805
Inventory                                                           39
Property, plant, and equipment                                   2,834
Other assets                             1,367                   9,612
Other liabilities                       10,334                  15,280
Net operating loss carryforward          2,002                  10,651
                                       -------                 -------

Total deferred tax assets               14,849                  40,221
                                       -------                 -------

Deferred tax liabilities:
Prepaid expenses                         1,652                     634
Property, plant, and equipment           4,047
Accrued expenses                         4,596                  10,327
                                       -------                 -------

Total deferred tax liabilities          10,295                  10,961
                                       -------                 -------

Net deferred tax asset before
  valuation allowance                    4,554                  29,260
Valuation allowance on
  deferred tax assets                    2,297                  17,539
                                       -------                 -------

Net deferred tax asset                 $ 2,257                 $11,721
                                       =======                 =======

         Based on its projections, the Company does not believe that it is more likely than not that the benefit associated with the deferred tax assets in foreign jurisdictions will be entirely realized in future periods. Accordingly, the Company established a valuation allowance in the amount of $2,297 at October 9, 2003. At December 31, 2002, the Company established a valuation allowance in the amount of $17,539, of which $15,829 was included as part of the cumulative effect of a change in accounting principle and $1,710 was included as part of the results of discontinued operations in the Consolidated Statement of Operations for the year ended December 31, 2002. The benefit associated with the Company's deferred tax assets at December 31, 2002, became fully realizable as a result of the gain on debt extinguishments, and therefore the valuation allowance was reversed. The net benefit of $15,242 resulting from the change in valuation allowance for deferred tax assets was included as a component of the provision for income taxes for the period January 1, 2003, through October 9, 2003. The Company has a net operating loss carryforward of $4,655 at October 9, 2003, all of which expires in 2022.

17.      STOCK OPTIONS

         The Company granted stock options under plans adopted in 1996 (the "1996 Plans") and a plan adopted in 1998 (the "1998 Plan"). Under the 1996 Plans, options to purchase common stock of the Company were granted to key employees of the Company and its affiliates. Options granted to employees under the 1996 Plans had a term of ten years and initially became exercisable over a five-year period in varying amounts, but in no event less than 5% or more than 25% in any year for any individual optionee. In May 2000, all outstanding employee option grants under the 1996 Plans were amended to provide for ratable vesting over the five-year period. Also under the 1996 Plans, options were granted to members of the Board of Directors who were not employees. Under the 1996 Plans, newly appointed non-employee directors were granted 10,000 options that vested ratably over a two-year period, and on each anniversary of their appointment were granted an additional 2,000 options that were fully vested on the grant date. All options granted to non-employee directors under the 1996 Plans had an exercise price equal to the fair market value on the grant date and had a term of ten years. The 1996 Plans provided for a maximum of 1,680,000 shares of the Company's common stock to be available for issuance upon exercise of options.

         As of the adoption of the 1998 Plan, no further grants were made under the 1996 Plans. The 1998 Plan allowed for the granting of options to purchase common stock of the Company to employees of the Company and its affiliates, non-employee directors, and independent contractors. Options were granted under the 1998 Plan to members of the Board of Directors who were not employees of the Company or any of its affiliates in the same manner as under the provisions of the 1996 Plans. Options granted under the 1998 Plan had a term of ten years unless a shorter term was established at the date of grant. Initially, options granted under the 1998 Plan vested over a five-year period and, unless an alternative vesting schedule was established in individual award agreements, vested 20% on the first anniversary of the grant date, 5% on each of the second through fourth anniversaries of the grant date, and 65% on the fifth anniversary of the grant date. In May 2000, the 1998 Plan was amended to change the standard vesting schedule on future grants to be ratable over a five-year period unless an alternative vesting schedule was established in individual award agreements. In addition, in May 2000, all outstanding grants under the 1998 Plan were amended to provide for ratable vesting over a five-year period. The 1998 Plan provided for a maximum of 2,800,000 shares of the Company's common stock to be available for issuance upon exercise of options.

         In connection with the tender offer (see Note 3 to the Consolidated Financial Statements), the Company repurchased 923,000 in-the-money stock options held by employees and non-employee directors for approximately $400. The amount paid to repurchase the in-the-money stock options, which was the difference between the price paid per share in connection with the tender offer and the exercise price of each such stock option, is included as a component of "Other income (expense)" in the Consolidated Statement of Operations for the period January 1, 2003, through October 9, 2003. All other stock options were cancelled without further payment.

         Information relating to activity in the Company's stock option plans is summarized in the following table. All option grants included in the following table had exercise prices equal to market price.

                                                                Weighted         Weighted
                                               Number of         Average          Average
                                                Shares        Exercise Price    Fair Value
                                              -----------     --------------    ----------
Options outstanding at January 1, 2002         2,639,633          $23.23
Options granted                                  948,000          $ 0.42           $0.37
Options forfeited                               (565,200)         $31.16
                                              ----------
Options outstanding at December 31, 2002       3,022,433          $14.59
Options repurchased                             (923,000)         $ 0.41
Options forfeited                                (53,400)         $16.88
Options cancelled                             (2,046,033)         $20.93
                                              ----------
Options outstanding at October 9, 2003                 -
                                              ==========
Options exercisable at December 31, 2002       1,706,627          $21.00
                                              ==========

         The Company accounted for the issuance of stock options to employees and non-employee directors in accordance with the provisions of APB No. 25, which requires compensation cost to be measured at the date of grant based on the intrinsic value of the options granted. The intrinsic value of an option is equal to the difference between the market price of the common stock on the date of grant and the exercise price of the option. There was no compensation cost recognized by the Company for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, on the options granted to employees and non-employee directors.

         The Company accounted for the issuance of stock options to non-employees, other than directors, in accordance with the provisions of SFAS No. 123, which requires the cost of a transaction to be measured at the date of grant based on the fair value of the options granted. SFAS No. 123 also provides for an alternative measurement of compensation cost based on the fair value of the options granted to employees and non-employee directors. The fair value of an option is based on the intrinsic value as well as the time value of the option. The fair value of stock options granted was estimated on the grant dates using the Black-Scholes option-pricing model. For the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, the Company incurred $5 and $11, respectively, of compensation expense related to all non-employee option grants.

         The following weighted average assumptions were used in calculating the fair value of options granted by the Company during 2002:

  Risk-free interest rate                        3.64%
  Expected life                                  7.0 years
  Expected volatility                            1.1393
  Expected dividend yield                           0%

18.      RELATED PARTY TRANSACTIONS

         Fred Drasner, Chairman of the Board of Directors of the Company and Chief Executive Officer until August 4, 2003, was President and Chief Executive Officer of Applied Printing Technologies, L.P. ("Applied Printing") until September 30, 2004, an entity beneficially owned by Mortimer B. Zuckerman, who was a director of the Company until August 4, 2003. Prior to August 4, 2003, Applied Printing owned approximately 22.0% of the Company's outstanding common stock. The Company conducted business with Applied Printing and other affiliates beneficially owned by both Mr. Drasner and Mr. Zuckerman, including Daily News, L.P. (the "Daily News") and U.S. News & World Report, L.P. ("U.S. News"). Subsequent to August 4, 2003, Applied Printing, Daily News, and U.S. News continued to be affiliates of the Company due to Mr. Drasner's position as Chairman of the Company. In addition, the Company conducted business with Nancy's Specialty Foods, Inc., one of Kohlberg's portfolio companies and therefore an affiliate subsequent to August 4, 2003. The Company did not guarantee any arrangements on behalf of its affiliates and has not entered into any transactions with affiliates outside of the normal course of business other than those disclosed.

         DUE TO/FROM AFFILIATES - Affiliates owed the Company $3,536 and $405 at October 9, 2003, and December 31, 2002, respectively. The amount affiliates owed the Company at October 9, 2003, includes $3,231 due from KAGT for payments made by the Company related to the tender offer (see Note 3 to the Consolidated Financial Statements). The remaining balance owed by affiliates at October 9, 2003, and the entire balance owed by affiliates at December 31, 2002, represent trade receivables. The Company owed affiliates $46,840 and $442 at October 9, 2003, and December 31, 2002, respectively. The amount owed affiliates at October 9, 2003, includes the $44,400 of subordinated debt from KAGT borrowed in connection with the overall recapitalization (see Note 3 to the Consolidated Financial Statements) plus accrued interest of $814, as well as an additional loan of $1,350 from KAGT. The subordinated debt bears interest at 10% per annum and had an original maturity date of August 4, 2004. Both the subordinated debt, including accrued interest, and the loan were cancelled in connection with the merger of the Company with KAGT on October 10, 2003. The remaining balance owed to affiliates at October 9, 2003, and the entire balance owed to affiliates at December 31, 2002, represent trade payables and amounts due for shared services.

         AFFILIATE SALES AND PURCHASES - The Company provided services to U.S. News, the Daily News, and Applied Printing pursuant to written agreements. The agreement with Applied Printing was terminated in July 2002. The agreement with U.S. News expired on December 31, 2000, however, the Company continued to provide services to U.S. News on the same terms through February 2002, at which time the arrangement was terminated. The agreement with the Daily News was renewable annually by mutual agreement of the parties, and in May 2003 the Company entered into a new agreement with the Daily News that expires in December 2005. The Company also occasionally provided services to and purchased services from related parties in addition to those services covered by these agreements. Sales to and purchases from related parties were as follows:

                                     January 1, 2003,       January 1, 2002,
                                          through                through
                                      October 9, 2003       December 31, 2002
                                    -----------------       -----------------

Affiliate sales                           $1,829               $4,974
Affiliate purchases                       $  344               $  423

         Sales to affiliates represented 0.6% and 1.2% of the Company's revenues for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, respectively.

         SHARED SERVICES - The Company received certain legal, computer, and administrative services from the Daily News and U.S. News. The charges incurred for such services totaled $947 and $970 for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, respectively.

         LEASES - The Company leased office space in Washington, D.C., from U.S. News for which it incurred charges of $47 for the year ended December 31, 2002. The lease for this space was terminated in February 2002 in connection with the termination of the agreement with U.S. News to provide services. The Company leased a facility in New York City from the Daily News for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, for which charges were incurred of $96 and $104, respectively. The Company incurred charges with U.S. News of $313 and $390 for the period January 1, 2003, through October 9, 2003, and for the year ended December 31, 2002, respectively, for leasing additional space used at its corporate headquarters in New York City.

19.      RETIREMENT PLANS

         The Company had a defined contribution plan in which eligible employees who have attained 21 years of age may contribute on both a pretax and after-tax basis. Company contributions vest ratably over each of the first five years of service. Company contributions to the plan were $1,887 and $2,692 for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, respectively.

     The Company also contributed to various multi-employer benefit plans that cover employees pursuant to collective bargaining agreements. The total contributions to multi-employer plans charged to operations for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002, were $373 and $553, respectively.

20.      CONCENTRATION OF CREDIT RISK

         Other than interest rate swap agreements (see Note 13 to the Consolidated Financial Statements), financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and trade receivables. The Company maintained cash balances and cash equivalents with high credit quality financial institutions.

         The Company provided credit to customers on an uncollateralized basis after evaluating customer creditworthiness. These customers are not concentrated in any specific geographic region, but are concentrated in the publishing, advertising agency, entertainment, and retailing businesses. The Company's five largest nonaffiliated customers provided approximately 33% of consolidated revenues. In addition, amounts due from these customers represented approximately 31% of trade accounts receivable. The Company had sales to two customers that accounted for approximately 22% of the Company's consolidated revenues for the period January 1, 2003, through October 9, 2003.

         Any termination or significant disruption of the relationships with principal customers could have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

21.      COMMITMENTS AND CONTINGENT LIABILITIES

         The Company was contingently liable as a result of transactions arising in the ordinary course of business and was involved in certain legal proceedings in which damages and other remedies were sought. In the opinion of the Company's management, after review with counsel, the ultimate resolution of these other matters will not have a material effect on the Company's Consolidated Financial Statements.

22.      GUARANTEES

         In connection with the sales of certain assets and businesses previously owned by the Company, the Company agreed to indemnify the purchasers of such assets and businesses for breaches of certain standard representations and warranties, including tax and environmental matters for specified periods of time. In the event any such indemnification obligation was to be triggered, the Company may be liable to the extent that the damages incurred by the purchaser exceed certain thresholds contained in the sale agreements. There is no limit on the Company's maximum exposure for these matters. The Company had recorded a liability of $1,500 related to such potential contingencies on the sale of its publishing business, which was included as part of "Other current liabilities" in the Consolidated Balance Sheet at December 31, 2002. At the time of the sale of its publishing business, the Company established an escrow fund for such contingencies, which had a balance of $1,500 at December 31, 2002. In April 2003, the Company reversed the liability related to such contingencies upon receipt of the remaining escrow fund (see Note 5 to the Consolidated Financial Statements). The Company continues to be liable for any potential indemnities related to the sales of these businesses.

         The Company subleases certain leased properties and equipment no longer used by the Company. Under certain of these subleases, the sublessee remits payment directly to the landlord or lessor, although the Company remains the primary obligor for the lease payments. If any of these third parties ceased to remit payment directly to the landlord or lessor, the Company would be liable to make such payments. At December 31, 2002, the maximum potential amount for which the Company could have been held liable was approximately $4,900. At October 9, 2003, the maximum potential amount for which the Company could have been liable was approximately $4,300. The Company recorded a liability of approximately $2,000 and $1,000, respectively, related to these subleases, which is included as part of "Other current liabilities" in the Consolidated Balance Sheets at October 9, 2003, and December 31, 2002, respectively.

23.      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         Payments of interest and income taxes were as follows:

                                          January 1, 2003,     January 1, 2002,
                                              through              through
                                          October 9, 2003     December 31, 2002
                                          ----------------    ------------------

Interest paid                                $14,416             $18,160
Income taxes paid (refunded) - net           $ 1,579             $(4,993)

         Noncash investing and financing activities were as follows:

                                          January 1, 2003,     January 1, 2002,
                                              through              through
                                          October 9, 2003     December 31, 2002
                                          ------------------  -----------------

Book value of preference shares of
    a subsidiary in excess of
    amount paid on redemption                 $37,208
Vesting of stock options issued to
    non-employees                             $     5             $   11
Common stock issued as additional
    consideration for prior
    period acquisitions                                           $  720
Warrants issued to banks                                          $  574
Reduction of goodwill from reversal
    of tax contingency related to
    prior period acquisition                                      $5,000

24.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could have realized in a current market exchange.

         The carrying amount and estimated fair values of financial instruments are summarized as follows:

                                                October 9,                      December 31,
                                                   2003                             2002
                                        ----------------------------    -----------------------------
                                         Carrying       Estimated        Carrying        Estimated
                                          Amount        Fair Value        Amount         Fair Value
                                        -----------    -------------    ------------    -------------
ASSETS:
Cash and cash equivalents                $ 8,932         $ 8,932          $  4,721        $  4,721
Other current assets                     $   599         $   599          $  1,166        $  1,166

LIABILITIES:
Debt                                     $73,516         $73,464          $163,640        $163,629
Obligations under capital leases         $   272         $   242          $    613        $    600
Subordinated notes                                                        $ 29,894        $  5,231
Minority interest                                                         $ 42,045        $ 27,361
Interest rate swap agreements                                             $  1,403        $  1,403

         The following methods and assumptions were used to estimate the fair value of financial instruments presented above:

         CASH AND CASH EQUIVALENTS - the carrying amount is a reasonable approximation of fair value.

         OTHER CURRENT ASSETS - the carrying amount of non-trade accounts receivable is a reasonable approximation of fair value.

         DEBT - the fair value of notes payable, including the current portion, is estimated by discounting the future streams of payments using the rate at which the Company was able to obtain funds under its credit facilities. The carrying amount of the amounts outstanding under the Company's credit facilities is a reasonable approximation of fair value since they were variable-rate obligations.

         SUBORDINATED NOTES - the fair value of the Subordinated Notes at December 31, 2002, was estimated based on quoted market prices.

         MINORITY INTEREST - the fair value of the Preference Shares at December 31, 2002, was estimated by discounting the future stream of payments using the rate at which the Company was able to obtain funds under its credit facility.

         OBLIGATIONS UNDER CAPITAL LEASES - the fair value of obligations under capital leases, including the current portion, was estimated by discounting the future streams of payments using the rate at which the Company was able to obtain funds under its credit facilities.

         INTEREST RATE SWAP AGREEMENTS - the fair value of the interest rate swap agreements was the estimated amount the Company would have to pay to terminate the agreements.

25.      COMPREHENSIVE INCOME

         Comprehensive income includes all changes to equity that are not the result of transactions with shareholders and is comprised of net income and other comprehensive income. No income tax effect is reported for unrealized gains and losses from foreign currency translation adjustments since they relate to indefinite investments in foreign subsidiaries. The components of "Other comprehensive loss" in the Consolidated Statements of Operations, including related tax effects, were as follows:


                                                          Pretax                  After tax
                                                          amount     Tax effect     amount
                                                        ---------    ----------   ---------
January 1, 2003, through October 9, 2003
----------------------------------------

Foreign currency translation adjustments                 $ (72)       $   -        $ (72)
Reclassification adjustment for swap transactions
   realized in net income                                   36          (15)          21
                                                         -----        -----        -----

Total other comprehensive loss                           $ (36)       $ (15)       $ (51)
                                                         =====        =====        =====

January 1, 2002, through December 31, 2002
------------------------------------------

Foreign currency translation adjustments                 $(669)       $   -        $(669)
Reclassification adjustment for swap transactions
   realized in net income                                  436         (181)         255
                                                         -----        -----        -----

Total other comprehensive loss                           $(233)       $(181)       $(414)
                                                         =====        =====        =====

         The after-tax components of "Accumulated other comprehensive loss" in the Consolidated Balance Sheets were as follows:

                                                   October 9,     December 31,
                                                      2003           2002
                                                   -----------    ------------

Foreign currency translation adjustments             $(704)          $(632)
Derivative and hedging activities                                      (21)
                                                     -----           -----

Total accumulated other comprehensive loss           $(704)          $(653)
                                                     =====           =====